                                  Exhibit 10.1



                        INTERCONNECTION AGREEMENT UNDER
                          SECTIONS 251 AND 252 OF THE
                         TELECOMMUNICATIONS ACT OF 1996


                         Dated as of October 28th, 1996

                                 by and between

                    AMERITECH INFORMATION INDUSTRY SERVICES,
                     a division of Ameritech Services, Inc.
                        On behalf of Ameritech Illinois

                                      and

                        FOCAL COMMUNICATIONS CORPORATION

                               TABLE OF CONTENTS
                               -----------------

                                                                           Page
                                                                           ----

1.0     DEFINITIONS.......................................................   5

2.0     INTERPRETATION AND CONSTRUCTION...................................  12

3.0     IMPLEMENTATION SCHEDULE AND INTERCONNECTION ACTIVATION
        DATES.............................................................  13

4.0     INTERCONNECTION PURSUANT TO SECTION 251(c)(2).....................  13
        4.1  Scope........................................................  13
        4.2  Interconnection Points and Methods...........................  13
        4.3  Ameritech Leased Transport...................................  13
        4.4  Collocation..................................................  14
        4.5  FiberMeet....................................................  14
        4.6  Interconnection in Additional LATAs..........................  16
        4.7  Nondiscriminatory Interconnection............................  16
        4.8  Technical Specifications.....................................  16

5.0     TRANSMISSION AND ROUTING OF TELEPHONE EXCHANGE SERVICE
        TRAFFIC PURSUANT TO SECTION 251(c)(2).............................  17
        5.1   Scope of Traffic............................................  17
        5.2   Switching System Hierarchy..................................  17
        5.3   Trunk Group Architecture and Traffic Routing................  18
        5.4   Interim Use of 1Way Trunks..................................  18
        5.5   Signaling...................................................  19
        5.6   Grades of Service...........................................  19
        5.7   Measurement and Billing.....................................  19
        5.8   Reciprocal Compensation Arrangements--Section 251(b)(5).....  20

6.0     TRANSMISSION AND ROUTING OF EXCHANGE ACCESS TRAFFIC
        PURSUANT TO SECTION 251(c)(2).....................................  20
        6.1    Scope of Traffic...........................................  20
        6.2    Trunk Group Architecture and Traffic Routing...............  20
        6.3    MeetPoint Billing Arrangements.............................  21

7.0     TRANSPORTATION AND TERMINATION OF OTHER TYPES OF
        TRAFFIC...........................................................  21
        7.1    Information Services Traffic...............................  21
        7.2    BLV/BLVI Traffic...........................................  22
        7.3    Transit Service............................................  23

8.0     GROOMING PLAN AND INSTALLATION, MAINTENANCE, TESTING
        AND REPAIR........................................................  25

        8.1    Grooming Plan..............................................  25
        8.2    Operation and Maintenance..................................  25
        8.3    Installation, Maintenance, Testing and Repair..............  25

9.0     UNBUNDLED ACCESS--SECTION 251(c)(3)...............................  26
        9.1    Local Loop Transmission Types..............................  26
        9.2    Port Types and Unbundled Switching.........................  27
        9.3    Private Lines and Special Access...........................  27
        9.4    Limitations on Unbundled Access............................  27
        9.5    Availability of Other Network Elements
               on an Unbundled Basis......................................  28
        9.6    Provisioning of Unbundled Loops............................  29
        9.7    Maintenance of Unbundled Network Elements..................  30

10.0    RESALE--SECTIONS 251(c)(4) and 251(b)(1)..........................  30
        10.1   Availability of Wholesale Rates for Resale.................  30
        10.2   Availability of Retail Rates for Resale....................  30

11.0    NOTICE OF CHANGES--SECTION 251(c)(5)..............................  30

12.0    COLLOCATION--SECTION 251(c)(6)....................................  31

13.0    NUMBER PORTABILITY -- SECTION 251(b)(2)...........................  32
        13.1   Scope......................................................  32
        13.2   Procedures for Providing INP
               Through Remote Call Forwarding.............................  33
        13.3   Procedures for Providing IMP Through Direct Inward Dial....  33
        13.4   Procedures for Providing INP Through Now Migration.........  33
        13.5   Receipt of Terminating Compensation on
               Traffic to INP'ed Numbers..................................  34
        13.6   Pricing For Interim Number Portability.....................  35

14.0    DIALING PARITY--SECTION 251(b)(3).................................  35

15.0    DIRECTORY LISTINGS--SECTION 251(b)(3).............................  35
        15.1    White Pages Directory Listings............................  35
        15.2    Listing and Listing Dates.................................  36

16.0    ACCESS TO RIGHTSOFWAY--SECTION 251(b)(4)..........................  37

17.0    DATABASE ACCESS...................................................  37

18.0    REFERRAL ANNOUNCEMENT.............................................  37

19.0    OTHER SERVICES....................................................  37

20.0    GENERAL RESPONSIBILITIES OF THE PARTIES...........................  37

21.0    TERM AND TERMINATION..............................................  40

22.0     DISCLAIMER OF REPRESENTATIONS AND WARRANTS........................  41

23.0     CANCELLATION CHARGES..............................................  41

24.0     NON-SEVERABILITY..................................................  42

25.0     INDEMNIFICATION...................................................  42

26.0     LIMITATION OF LIABILITY...........................................  43

27.0     LIQUIDATED DAMAGES FOR SPECIFIED ACTIVITIES.......................  44
         27.1    Certain Definitions.......................................  44
         27.2    Specified Performance Breach..............................  45
         27.3    Liquidated Damages........................................  45
         27.4    Limitations...............................................  45
         27.5    Sole Remedy...............................................  46
         27.6    Records...................................................  46

28.0     REGULATORY APPROVAL...............................................  46

29.0     MISCELLANEOUS.....................................................  46
         29.1    Authorization.............................................  46
         29.2    Compliance................................................  46
         29.3    Compliance with the Communications Law Enforcement Act
                 of 1994 ("CALEA").........................................  47
         29.4    Independent Contractor....................................  47
         29.5    Force Majeure.............................................  47
         29.6    Confidentiality...........................................  47
         29.7    Governing Law.............................................  48
         29.8    Taxes.....................................................  48
         29.9    NonAssignment.............................................  49
         29.10   NonWaiver.................................................  49
         29.11   Disputed Amounts..........................................  49
         29.12   Notices...................................................  50
         29.13   Publicity and Use of Trademarks or Service Marks..........  51
         29.14   Section 242(i) Obligations................................  51
         29.15   Jolt Work Product.........................................  51
         29.16   No Third Party Beneficiaries; Disclaimer of Agency........  52
         29.17   No License................................................  52
         29.18   Technology Upgrades.......................................  52
         29.19   Survival..................................................  52
         29.20   Scope of Agreement........................................  52
         29.21   Entire Agreement..........................................  52

                 INTERCONNECTION AGREEMENT UNDER SECTIONS 251
                 AND 252 OF THE TELECOMMUNICATIONS ACT OF 1996

     This Interconnection Agreement under Sections 251 and 252 of the Telecommunications Act of 1996 ("Agreement"), is effective as of the 28th day of October, 1996 (the "Effective Date"), by and between Ameritech Information Industry Services, a division of Ameritech Services, Inc., a Delaware corporation with offices at 350 North Orleans, Third Floor, Chicago, Illinois 60654, on behalf of Ameritech Illinois ("Ameritech") and Focal Communications Corporation, a Delaware corporation with offices at 300 West Washington Street, Suite 1408, Chicago, Illinois 60606 ("Focal").

     WHEREAS, the Parties want to Interconnect their networks at mutually agreed upon points of interconnection to provide Telephone Exchange Services (as defined below) and Exchange Access (as defined below) to their respective business and residential Customers.

     WHEREAS, the Parties are entering into this Agreement to set forth the respective obligations of the Parties and the terms and conditions under which the Parties will interconnect their networks and provide other services as required by the Act (as defined below) and additional services as set forth herein.

     NOW, THEREFORE, in consideration of the mutual provisions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Focal and Ameritech hereby agree as follows:

1.0  DEFINITIONS.

     Capitalized terms used in this Agreement shall have the meanings specified below in this Section 1.0 and as defined elsewhere in this Agreement.

     1.1 "Act" means the Communications Act of 1934 (47 U.S.C. 151 et seq.), as amended by the Telecommunications Act of 1996, and as from time to time interpreted in the duly authorized rules and regulations of the FCC or the Commission having authority to interpret the Act within its state of jurisdiction.

     1.2 "ADSL" or "Asymmetrical Digital Subscriber Line" means a transmission technology which transmits an asymmetrical digital signal using one of a variety of line codes.

     1.3  "Affiliate" is As Defined in the Act.

     1.4 "Agreement for Switched Access Meet Point Billing" means the Agreement for Switched Access Meet Point Billing dated as of the Effective Date by and between the Parties.

     1.5 "As Defined in the Act" means as specifically defined by the Act and as from time to time interpreted in the duly authorized rules and regulations of the FCC or the Commission.

     1.6 "As Described in the Act" means as described in or required by the Act and as from time to time interpreted in the duly authorized rules and regulations of the FCC or the Commission.

     1.7 "Automatic Number Identification" or "ANI" means a Feature Group D signaling parameter which refers to the number transmitted through a network identifying the billing number of the calling party.

     1.8 "Bona Fide Request" means the process described on Exhibit A that prescribes the terms and conditions relating to a Party's request that the other Party provide an Interconnection Network Element (or standard of quality thereof) not otherwise provided by the terms of this Agreement.

     1.9 "BLV/BLVI Traffic" means an operator service call in which the caller inquires as to the busy status of or requests an interruption of a call on another Customer's Telephone Exchange Service line.

     1.10 "Calling Party Number" or "CPN" is a Common Channel Interoffice Signaling ("CCIS") parameter which refers to the number transmitted through a network identifying the calling party.

     1.11 "Central Office Switch" means a switch used to provide Telecommunications Services, including, but not limited to

            (a) "End Office Switches" which are used to terminate Customer station Loops for the purpose of Interconnection to each other and to trunks; and

            (b) "Tandem Office Switches" or "Tandems" which are used to connect and switch trunk circuits between and among other Central Office Switches.

     A Central Office Switch may also be employed as a combination End Office/Tandem Office Switch.

     1.12   "CCS" means one hundred (100) call seconds.

     1.13 "CLASS Features" means certain CCIS-based features available to Customers including, but not limited to Automatic Call Back; Call Trace; Caller Identification and related blocking features; Distinctive Ringing/Call Waiting; Selective Call Forward; and Selective Call Rejection.

     1.14 "Collocation" means an arrangement whereby one Party's (the "Collocating Party") facilities are terminated in its equipment necessary for Interconnection or for access to Network Elements on an unbundled basis which has been installed and maintained at the Premises of a second Party (the "Housing Party"). Collocation may be "physical" or "virtually.

In "Physical Collocation," the Collocating Party installs and maintains its own equipment in the Housing Party's Premises. In "Virtual Collocation," the Housing Party installs and maintains the Collocating Party's equipment in the Housing Party's Premises.

     1.15   "Commercial Mobile Radio Service" or "CMRS" is As Defined by the
Act.

     1.16   "Commission" or "ICC" means the Illinois Commerce Commission.

     1.17 "Common Channel Interoffice Signaling" or "CCIS" means the signaling system, developed for use between switching systems with stored-program control, in which all of the signaling information for one or more groups of trunks is transmitted over a dedicated high-speed data link rather than on a per-trunk basis and, unless otherwise agreed by the Parties, the CCIS used by the Parties shall be SS7.

     1.18 "Cross Connection" means a connection provided pursuant to Collocation at the Digital Signal Cross Connect, Main Distribution Frame or other suitable frame or panel between (i) the Collocating Party's equipment or a third party's collocated Telecommunications carrier's equipment and (ii) the equipment or facilities of the Housing Party.

     1.19 "Customer" means a third-party residence or business that subscribes to Telecommunications Services provided by either of the Parties.

     1.20 "Customer Listing" means a list containing the names, the telephone numbers, addresses and zip codes of Customers within a defined geographic area, except to the extent such Customers have requested not to be listed in a directory.

     1.21 "Delaying Event" means (a) any failure of a Party to perform any of its obligations set forth in this Agreement, caused in whole or in part (i) the failure of the other Party to perform any of its obligations set forth in this Agreement (including the Implementation Schedule and the Grooming Plan), or (ii) any delay, act or failure to act by Party or its Customer, agent or subcontractor or (b) any Force Majeure Event.

     1.22   "Dialing Parity" is As Defined in the Act.

     1.23 "Digital Signal Level" means one of several transmission rates in the time-division multiplex hierarchy.

     1.24 "Digital Signal Level O" or "DSO" means the 64 Kbps zero-level signal in the time-division multiplex hierarchy.

     1.25 "Digital Signal Level 1" or "DS1" means the 1.544 Mbps first-level signal in the time-division multiplex hierarchy. In the time-division multiplexing hierarchy of the telephone network, DS1 is the initial level of multiplexing.

     1.26 "Digital Signal Level 3" or "DS3" means the 44.736 Mbps third-level in the time-division multiplex hierarchy. In the time division multiplexing hierarchy of the telephone network, DS3 is defined as the third level of multiplexing.

     1.27 "Exchange Message Record" or "EAR" means the standard used for exchange of Telecommunications message information among Telecommunications providers for billable, non-billable, sample, settlement and study data. EMR format is contained in Bellcore Practice BR-010-200-010 CRIS Exchange Message Record.

     1.28   "Exchange Access" is As Defined in the Act.

     1.29 "Exchange Area" means an area, defined by the Commission, for which a distinct local rate schedule is in effect.

     1.30   "FCC" means the Federal Communications Commission.

     1.31 "Fiber-Meet" means an Interconnection architecture method whereby the Parties physically Interconnect their networks via an optical fiber interface (as opposed to an electrical interface) at a mutually agreed upon location at which one Party's responsibility for service begins and the other Party's responsibility ends.

     1.32 "HDS1" or "High-Bit Rate Digital Subscriber Line" means a transmission technology which transmits up to a DS1-level signal, using any one of the following line codes 2 Binary / 1 Quartenary ("2B1Q"), Carrierless AM/PM, Discrete Multitone ("DMT"), or 3 Binary / 1 Octel ("3B1O").

     1.33 "Information Service Traffic" means Local Traffic or IntraLATA Toll Traffic which originates on a Telephone Exchange Service line and which is addressed to an information service provided over a Party's information services platform (e.g., 976).

     1.34 "Integrated Digital Loop Carrier" means a subscriber loop carrier system which integrates within the switch at a DS1 level that is twenty-four
(24) local Loop transmission paths combined into a 1.544 Mbps digital signal which integrates within the switch at a DS1 level.

     1.35 "Interconnection" means the Telephone Exchange Service traffic and Exchange Access traffic.


     1.36 "Interexchange Carrier" or YXC means a carrier that provides, directly or indirectly, interLATA or intraLATA Telephone Toll Services.

     1.37 "Interim Telecommunications Number Portability" or "INP" is As Described in the Act.

     1.38   "InterLATA" is As Defined in the Act.

     1.39 "Integrated Services Digital Network" or "ISDN" means a switched network service that provides end-to-end digital connectivity for the simultaneous transmission of voice and data. Basic Rate Interface-ISDN (BRI-
ISDN) provides for a digital transmission of two 64 kbps bearer channels and one 16 kbps data channel (2B+D).

     1.40 "Intellectual Property" means copyrights, patents, trademarks, trade-secrets, mask works and all other intellectual property rights.

     1.41 "IntraLATA Toll Traffic" means all intraLATA calls other than Local Traffic calls.

     1.42 "Listing Update(s)" means information with respect to Customers necessary for Publisher to publish directories under this Agreement in a form and format acceptable to Publisher. For Customers whose telephone service has changed since the last furnished Listing Update because of new installation, disconnection, change in address, change in name, change in non-listed or non-published status, or other change which may affect the listing of the Customer in a directory. Listing Updates shall also include information necessary in order for Publisher to undertake initial delivery and subsequent delivery of directories, including mailing addresses, delivery addresses and quantities of directories requested by a Customer. In the case of Customers who have transferred service from another LEC to Focal without change of address, Listing Updates shall also include the Customer's former listed telephone number and former LEC, if available. Similarly, in the case of Customers who have transferred service from Focal to another LEC, Listing Updates shall also include the Customer's referral telephone number and new LEC, if available.

     1.43   "Local Access and Transport Area" or "LATA" is As Defined in the
Act.

     1.44   "Local Exchange Carrier" or "LEC" is As Defined in the Act.

     1.45 "Local Loop Transmission" or "Loop" means the entire transmission path which extends from the network interface device or demarcation point at a Customer's premises to the Main Distribution Frame or other designated frame or panel in a Party's Wire Center which serves the Customer. Loops are defined by the electrical interface rather than the type of facility used.

     1.46 "Local Traffic" means a call of which the distance is fifteen (15) miles or less as calculated by using the V&H coordinates of the originating Now and the V&H coordinates of the terminating NXX, or as otherwise determined by the FCC or the Commission for purposes of Reciprocal Compensation.

     1.47 "Losses" means any and all losses, costs (including court costs), claims, damages (including fines, penalties, and criminal or civil judgments and settlements), injuries, liabilities and expenses (including attorneys' fees).

     1.48 "Main Distribution Frame" means the distribution frame of the Party providing the Loop used to interconnect cable pairs and line and trunk equipment terminals on a switching system.

     1.49 "Meet-Point Billing" means the process whereby each Party bills the appropriate tariffed rate for its portion of a jointly provided Switched Exchange Access Service as agreed to in the Agreement for Switched Access Meet Point Billing.

     1.50   "Network Element" is As Defined in the Act.

     1.51 "North American Numbering" or "NANP" means the numbering plan used in the United States that also serves Canada, Bermuda, Puerto Rico and certain Caribbean Islands. The NANP format is a 10-digit number that consists of a 3-digit NPA code (commonly referred to as the area code), followed by a 3-digit NXX code and Digit line number.

     1.52   Number Portability" is As Defined in the Act.

     1.53 "NXX" means the three-digit code which appears as the first three digits of a seven digit telephone number.

     1.54 "Party" means either Ameritech or Focal, and "Parties" means Ameritech and Focal.

     1.55 "Sport" means a termination on a Central Office Switch that permits Customers to send or receive Telecommunications over the public switched network, but does not include switch features or switching functionality.

     1.56 "Premises" mean the portion of any of the following buildings, structures or facilities in which a Housing Party has the exclusive right of occupancy a Housing Party's Central Offices and serving Wire Centers, as well as all buildings or similar structures owned or leased by such Housing Party that house its network facilities, and all structures that house such Housing Party's facilities on public rights-of-ways, including but not limited to vaults containing loop concentrators or similar structures.

     1.57 "Primary Listing" means the single directory listing provided to Customers by Publisher under the terms of this Agreement. Each telephone configuration that allows a terminating call to hunt for an available time among a series of lines shall be considered a single Customer entitled to a single primary listing.

     1.58   "Publisher" means Ameritech's White Pages Directories publisher.

     1.59 "Rate Center" means the specific geographic point which has been designated by a given LEC as being associated with a particular NPA-NXX code which has been assigned to the LEC for its provision of Telephone Exchange Service. The Rate Center is the finite geographic point identified by a specific V&H coordinate, which is used by that LEC to measure, for billing purposes, distance sensitive transmission services associated with the specific Rate Center; provided that a Rate Center cannot exceed the boundaries of an Exchange Area as defined by the Commission.

     1.60   "Reciprocal Compensation" is As Described in the Act.

     1.61 "Resale Listing" means a list containing the names, the telephone numbers, addresses and zip codes of Customers of Focal within the defined geographic area, except to the extent such Customers of Focal have requested not to be listed in a directory.

     1.62 "Routing Point" means a location which a LEC has designated on its own network as the homing (routing) point for inbound traffic to one or more of its NPA-NXX codes. The Routing Point is also used to calculate mileage measurements for the distance-sensitive transport element charges of Switched Exchange Access Services. Pursuant to Bell Communications Research, Inc. ("Bellcore") Practice BR 795-100100 (the "Bellcore Practice"), the Routing Point (referred to as the Rating Point" in such Bellcore Practice) may be an End Office Switch location, or a "LEC Consortium Point of Interconnection."
Pursuant to such Bellcore Practice, each "LEC Consortium Point of Interconnection" shall be designated by a common language location identifier
(CLL1) code with (x)KD in positions 9, 10, 11, where (x) may be any alphanumeric A-Z or 0-9. The Routing Point must be located within the LATA in which the corresponding NPA-NXX is located. However, Routing Points associated with each NPA-NXX need not be the same as the corresponding Rate Center, nor must there be a unique and separate Routing Point corresponding to each unique and separate Rate Center; provided only that the Routing Point associated with a given NPA-NXX must be located in the same LATA as the Rate Center associated with the NPA-NXX.

     1.63   "Service Control Point" or "SCP" is As Defined in the Act.

     1.64 "Signaling End Point" or "SEP" means a signaling point, other than an STP, which serves as a source or a repository for CCIS messages.

     1.65   "Signaling Transfer Point" or "STP" is As Defined in the Act.

     1.66 "Switched Exchange Access Service" means the offering of transmission or switching services to Telecommunications Carriers for the purpose of the origination or termination of Telephone Toll Service. Switched Exchange Access Services include Feature Group A, Feature Group B. Feature Group D, 800/888 access, and 900 access and their successors or similar Switched Exchange Access Services.

     1.67 "Asynchronous Optical Network" or "SONET" means an optical interface standard that allows inter-networking of transmission products from multiple vendors. The base rate is 51.84 Mbps (OC-1/STS-1) and higher rates are direct multiples of the base rate, up to 13.22 Gpbs.

     1.68   "Technically Feasible Point" is As Described in the Act.

     1.69   "Telecommunications" is As Defined in the Act.

     1.70 "Telecommunications Act" means the Telecommunications Act of 1996 and any rules and regulations promulgated thereunder.

     1.71   "Telecommunications Carrier" is As Defined in the Act.

     1.72   "Telecommunications Service" is As Defined in the Act.

     1.73   "Telephone Exchange Service" is As Defined in the Act.

     1.74   "Telephone Toll Service" is As Defined in the Act.

     1.75 "White Pages Directories" mean directories or the portion of co-bound directories which include a list in alphabetical order by name of the telephone numbers and addresses of telecommunication company customers.

     1.76 "Wire Center" means an occupied structure or portion thereof in which a Party has the exclusive right of occupancy and which serves as a Routing Point for Switched Exchange Access Service.

2.0  INTERPRETATION AND CONSTRUCTION.

     All references to Sections, Exhibits and Schedules shall be deemed to be references to Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. The headings of the Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Unless the context shall otherwise require, any reference to any agreement, other instrument (including Ameritech or other third party offerings, guides or practices), statute, regulation, rule or tariff is to such agreement, instrument, statute, regulation, rule or tariff as amended and supplemented from time to time (and, in the case of a statute, regulation, rule or tariff, to any successor provision).

3.0  IMPLEMENTATION SCHEDULE AND INTERCONNECTION ACTIVATION DATES.

     Subject to the terms and conditions of this Agreement, Interconnection of the Parties' facilities and equipment pursuant to Section 4.0 for the transmission and routing of Telephone Exchange Service traffic and Exchange Access traffic shall be established on or before the corresponding "Interconnection Activation Date" shown for each such LATA on Schedule 3.0.
Schedule 3.0 may be revised and supplemented from time to time upon the mutual agreement of the Parties to reflect the Interconnection of additional LATAs pursuant to Section 4.4 by attaching one or more supplementary schedules to such schedule.

4.0  INTERCONNECTION PURSUANT TO SECTION 251(c)(2).

     4.1    Scope

     Section 4.0 describes the physical architecture for Interconnection of the Parties' facilities and equipment for the transmission and routing of Telephone Exchange Service traffic and Exchange Access traffic between the respective business and residential customers of the Parties pursuant to Section 251(c)(2) of the Act. Each Party shall make available to the other Party the same Interconnection methods on the same rates, terms and conditions. Sections 5.0 and 6.0 prescribe the specific logical trunk groups (and traffic routing parameters) which will be configured over the physical connections described in this Section 4.0 related to the transmission and routing of Telephone Exchange Service traffic and Exchange Access traffic, respectively. Other trunk groups, as described in this Agreement, may be configured using this architecture.

     4.2   Interconnection Points and Methods

           4.2.1 In each LATA identified on Schedule 3.0, Focal Ameritech shall Interconnect their networks at the correspondingly identified Ameritech and Focal Wire Centers on Schedule 3.0 for the transmission and muting within that LATA of Telephone Exchange Service traffic and Exchange Access traffic pursuant to Section 251(c)(2) of the Act.

           4.2.2 Interconnection in each LATA shall be accomplished through either (i) Ameritech leased transport facilities, (ii) Collocation as provided in Section 12.0, (iii) a Fiber-Meet as provided in Section 4.5 or (iv) any other Interconnection method to which the Parties may agree in advance of the applicable Interconnection Activation date for a given LATA and which is consistent with the Act (including Utilizing Conventional metallic twisted pair cable).

     4.3   Ameritech Leased Transport

     If the Parties Interconnect their networks using Ameritech leased transport facilities, Focal shall obtain from Ameritech facilities for the transmission of Traffic from Focal to

Ameritech. Ameritech shall provide Focal with DS1 and DS3 transport facilities on fiber circuits provisioned in a SONET ring configuration, subject to the availability of such circuits. Ameritech shall charge Focal for these circuits at the tariffed rate for such services. Ameritech shall be responsible for providing facilities for the transmission of traffic from Ameritech to Focal.

     4.4    Collocation.

     With respect to collocation for Interconnection only, if the Parties use one-way trunks, each party shall be responsible for providing facilities for the transmission of its own traffic to the other Party. If the Parties use two-way trunks, each Party shall be responsible for providing one-half of the circuits between their networks. This arrangement applies only to Interconnection; Focal shall be solely responsible for providing the facilities it uses to access Ameritech unbundled Network Elements through Collocation.

     4.5    Fiber-Meet.

            4.5.1 If the Parties Interconnect their networks pursuant to a Fiber-Meet, the Parties shall jointly engineer and operate a single Synchronous Optical Network ("SONET") transmission system. The Parties shall jointly determine and agree upon the specific Optical Line Terminating Multiplexor ("OLTM") equipment to be utilized at each end of the SONET transmission system. If the Parties cannot agree on the OLTM, the following decision criteria shall apply to the selection of the OLTM:

            (a) First, the type of OLTM equipment utilized by both Parties within the LATA. Where more than one type of OLTM equipment is used in common by the Parties within the LATA, the Parties shall choose from among the common types of OLTM equipment according to the method described in subsection (c) below;

            (b) Second, the type of OLTM equipment utilized by both Parties anywhere Outside the LATA. Where more than one type of OLTM equipment is used in common by the Parties outside the LATA, the Parties shall choose from among the common types of OLTM equipment according to the method described in subsection (c) below; and

            (c) Third, the Party first selecting the OLTM equipment shall be determined by lot and the choice to select such OLTM equipment shall thereafter alternate between the Parties.

            4.5.2 Ameritech shall, wholly at its own expense, procure, install and maintain the agreed upon OLTM equipment in the Ameritech Interconnection Wire Center ("AIWC") identified for each LATA set forth on Schedule 3.0, in capacity sufficient and maintain all logical trunk groups prescribed by Sections
5.0 and 6.0.

          4.5.3 Focal shall, wholly at its own expense, procure, install and maintain the agreed upon OLTM equipment in the Focal Interconnection Wire Center ("FIWC") identified for that LATA in Schedule 3.0, in capacity sufficient to provision and maintain all logical trunk groups prescribed by Sections 5.0 and 6.0.

          4.5.4 Ameritech shall designate a manhole or other suitable entry-way immediately outside the AIWC as a Fiber-Meet entry point, and shall make all necessary preparations to receive, and to allow and enable Focal to deliver, fiber optic facilities into that manhole with sufficient spare length to reach the OLTM equipment in the AIWC. Focal shall deliver and maintain such strands wholly at its own expense.

          4.5.5 Focal shall designate a manhole or other suitable entry-way immediately outside the FIWC as a Fiber-Meet entry point, and shall make all necessary preparations to receive, and to allow and enable Ameritech to deliver, fiber optic facilities into that manhole with sufficient spare length to reach the OLTM equipment in the FIWC. Ameritech shall deliver and maintain such strands wholly at its own expense.

          4.5.6 Focal shall pull the fiber optic strands from the Focal-designated manhole/entry-way into the FIWC and through appropriate internal conduits Focal utilizes for fiber optic facilities and shall connect the Ameritech strands to the OLTM equipment Focal has installed in the FIWC.

          4.5.7 Ameritech shall pull the fiber optic strands from the Ameritech-designated manhole/entry-way into the AIWC and through appropriate internal conduits Ameritech utilizes for fiber optic facilities and shall connect the Focal strands to the OLTM equipment Ameritech has installed in the AIWC.

          4.5.8 Each Party shall use its best efforts to ensure that fiber received from the other Party will enter that Party's Wire Center through a point separate from that through which the Party's own fiber exited.

          4.5.9 Unless otherwise mutually agreed, this SONET transmission system shall be configured as illustrated in Exhibit B. and engineered, installed, and maintained as described in this Section 4.0 and in the Grooming Plan (as defined in Section 8.1).

          4.5.10 Each Party shall ensure that each Tandem connection permits the completion of traffic to all End Offices which subtend that Tandem. Pursuant to Section 5.0, each Party shall establish and maintain separate trunk groups connected to each Tandem of the other Party which serves, or is sub-tended by End Offices which serve, such other Party's Customers within the Exchange Areas served by such Tandem Switches.

          4.5.11 For Fiber-Meet arrangements, each Party will be responsible for providing its own transport facilities to the Fiber-Meet in accordance with the Grooming Plan.

            4.8.3 The following publications describe the practices procedures specifications and interfaces generally utility by Ameritech and are listed herein to assist the Parties in meeting their respective responsibilities related to Electrical/Optical Interfaces:

            (a) Bellcore Technical Publication TR-INS-000342; High Capacity Digital Special Access Service Transmission Parameter Limits and Interface Combinations;

            (b) Ameritech Technical Publication AM-TR-NIS-000133; Ameritech OC3 OC12 and OC48 Dedicated Ring Service Interface Specifications.

5.0  TRANSMISSION AND ROUTING OF TELEPHONE EXCHANGE SERVICE TRAFFIC PURSUANT TO
     SECTION 251(c)(2)

     5.1    Scope of Traffic

     Section 5.0 prescribes parameters for trunk groups (the "Local/IntraLATA Trunks") to be effected over the Interconnections specified in Section 4.0 for the transmission and routing of Local Traffic and IntraLATA Toll Traffic between the Parties respective Telephone Exchange Service Customers and where such traffic is not presubscribed for carriage by a third party carrier.

     5.2    Switching System Hierarchy

            5.2.1 For purposes of this Section 5.0 each of the following Central Office Switches shall be designated as a "Primary Switch":

            (a)     Each Access Tandem Ameritech operates in the LATA;

            (b) The initial switch Focal employs to provide Telephone Exchange Service in the LATA;

            (c) Any Access Tandem Focal may establish for provision of Exchange Access in the LATA; and

            (d) Any additional switch Focal may subsequently employ to provide Telephone Exchange Service in the LATA which Focal may at its sole option designate as a Primary Switch; provided that the total number of Focal Primary Switches for a LATA may not exceed the total number of Ameritech s Primary Switches for that LATA. To the extent Focal chooses to designate any additional switch as a Primary Switch, it shall provide notice to Ameritech of such designation at least ninety (90) days in advance of the date on which Focal activates such switch as a Primary Switch.

          5.2.2 Each Central Office Switch operated by the Parties which is not designated as a Primary Switch pursuant to Section 5.2.1 shall be designated as a "Secondary Switch".

          5.2.3 For purposes of Focal routing traffic to Ameritech, sub-tending arrangements between Ameritech Primary Switches and Ameritech Secondary Switches shall be the same as the Access Tandem/End Office subtending-arrangements which Ameritech maintains for those switches. For purposes of Ameritech routing traffic to Focal, subtending arrangements between Focal Primary Switches and Focal Secondary Switches shall be the same as the Access Tandem/End Office sub-tending arrangements which Focal maintains for those switches.

     5.3  Trunk Group Architecture and Traffic Routing

     The Parties shall jointly engineer and configure Local/IntraLATA Trunks over the physical Interconnection arrangements as follows:


          5.3.1 The Local/IntraLATA Trunks shall be provided via one-way trunk groups or, at the request of Focal, two-way trunks. Once two-way trunks are employed, Focal shall provide to Ameritech a PLU or actual minutes of use.

          5.3.2 Notwithstanding anything to the contrary in this Section 5.0, if the two-way traffic volumes between any two Central Office Switches (whether Primary-Primary, Primary-Secondary or Secondary-Secondary) at any time exceeds the CCS busy hour equivalent of one DS1, the Parties shall within sixty
(60) days after such occurrence add trunks or establish new direct trunk groups to the applicable End Offices consistent with the grades of service and quality parameters set forth in the Grooming Plan; provided, however, nothing in this
Section 5.3 shall require a Party to establish new direct trunk groups to such End Offices on or before the date which is one-hundred and twenty (120) days after the applicable Interconnection Activation Date; provided, however, that if such traffic volume is exceeded within such one hundred and twenty (120) day period, such Party shall establish new direct trunk groups on the date which is the later of (i) sixty (60) days after such occurrence or (ii) one-hundred and twenty-one (121) days after the Interconnection Activation Date.

     5.4  Interim Use of 1-Way Trunks

     Either Party may unilaterally elect, by providing notice to the other Party not less than seventy-five (75) days in advance of an applicable Interconnection Activation Date, to employ 1-way trunk groups for an interim period (the "1-Way Trunk Period") not to exceed one hundred and twenty (120) days after the Interconnection Activation Date; provided that the Parties shall transition all 1-way trunks established under this Section 5.4 to 2-way trunks on or before the last day of such 1-Way Trunk Period.

     5.5  Signaling

          5.5.1 Where available, CCIS signaling shall be used by the Parties to set up calls between the Parties' Telephone Exchange Service networks. If CCIS signaling is unavailable, MF (Multi-Frequency) signaling shall be used by the Parties. Each Party shall charge the other Party equal and reciprocal rates for CCIS signaling in accordance with applicable tariffs.

          5.5.2 The following list of publications describe the practices, procedures and specifications generally utilized by Ameritech for signaling purposes and are listed herein to assist the Parties in meeting their respective Interconnection responsibilities related to Signaling.

          (a) Bellcore Special Report SR-TSV-002275, BOC Notes on the LEC Networks - Signaling.


          (b) Ameritech Supplement AM-TR-OAT 000069, Common Channel Signaling Network Interface Specifications.

          5.5.3 The Parties will cooperate on the exchange of Transactional Capabilities Application Part (TCAP) messages to facilitate interoperability of CCIS-based features between their respective networks, including all CLASS features and functions, to the extent each Party offers such features and functions to its Customers. All CCIS signaling parameters will be provided including, without limitation, calling party number (CPN), originating line information (OLI), calling party category and charge number.

          5.5.4 Where available and upon the request of the other Party, each Party shall cooperate to ensure that its trunk groups are configured utilizing the B8ZS ESF protocol for 64 kbps clear channel transmission to allow for ISDN interoperability between the Parties' respective networks.

     5.6  Grades of Service

     The Parties shall initially engineer and shall jointly monitor and enhance all trunk groups consistent with the Grooming Plan.

     5.7  Measurement and Billing

          5.7.1 For billing purposes, each Party shall pass CalLing Party Number (CPN) information on each call carried over the Local/IntraLATA Trunks; provided that so long as the percentage of calls passed with CPN is greater than ninety percent (90%), all calls exchanged without CPN information shall be billed as either Local Traffic or IntraLATA Toll Traffic in direct proportion to the minutes of use of calls exchanged with CPN information.

          5.7.2 Measurement of Telecommunications traffic billed hereunder shall be (i) in actual conversation seconds for Local Traffic and (ii) in accordance with applicable tariffs for all other types of Telecommunications traffic.

     5.8  Reciprocal Compensation Arrangements--Section 251(b)(5).

          5.8.1 Reciprocal Compensation applies for transport and termination of Local Traffic by Ameritech or Focal which a Telephone Exchange Service Customer originates on Ameritech's or Focal's network for termination on the other Party's network. The Parties shall compensate each other for such transport and termination of Local Traffic at the rate provided in the Pricing Schedule.

          5.8.2 The Reciprocal Compensation arrangements set forth in this Agreement are not applicable to Switched Exchange Access Service. All Switched Exchange Access Service and all Int=LATA Toll Traffic shall continue to be governed by the terms and conditions of the applicable federal and state tariffs.

          5.8.3 Each Party shall charge the other Party its effective applicable Federal and State tariffed intraLATA FGD switched access rates for the transport and termination of all IntraLATA Toll Traffic.

          5.8.4 Compensation for transport and termination of all traffic which has been subject to performance of INP by one Party for the other Party pursuant to Section 13.0 shall be as specified in Section 13.5.

6.0 TRANSMISSION AND ROUTING OF EXCHANGE ACCESS TRAFFIC PURSUANT TO SECTION 251(c)(2).

     6.1  Scope of Traffic.

     Section 6.0 prescribes parameters for certain trunk groups ("Access Toll Connecting Trunks") to be established over the Interconnections specified in
Section 4.0 for the transmission and routing of Exchange Access traffic between Focal Telephone Exchange Service Customers and Interexchange Carriers.

     6.2  Trunk Group Architecture and Traffic Routing

          6.2.1 The Parties shall jointly establish Access Toll Connecting Trunks by which they will jointly provide Tandem-transported Switched Exchange Access Services to

Interexchange Carriers to enable such Interexchange Carriers to originate and terminate traffic from/to Focal's Customers.

          6.2.2 Access Toll Connecting Trunks shall be used solely for the transmission and routing of Exchange Access to allow Focal' Customers to connect to or be connected to the Interexchange trunks of any Interexchange Carrier which is connected to an Ameritech access Tandem.

          6.2.3 The Access Toll Connecting Trunks shall be two-way trunks connecting an End Office Switch Focal utilizes to provide Telephone Exchange Service and Switched Exchange Access in a given LATA to an Access Tandem Switch Ameritech utilizes to provide Exchange access in such LATA.

          6.2.4 The Parties shall jointly determine which access Tandem(s) will be sub-tended by each Focal End Office Switch. Except as otherwise agreed by the Parties, Focal or as required by the FCC or the Commission, each Focal End Office Switch shall subtend each access Tandem in each LATA identified on
Schedule 3.0, as currently required. However, the Parties shall work towards a resolution of technical issues that, consistent with then existing FCC requirements, allows each Focal End Office Switch to subtend the access Tandem nearest to the Routing Point associated with the Now codes assigned to that End Office Switch and shall not require that a single Focal End Office Switch subtend multiple access Tandems, even in those cases where such End Office Switch serves multiple Rate Centers.

          6.2.5 Only those valid codes served by an End Office may be accessed through a direct connection to that End Office.

     6.3  Meet-Point Billing Arrangements

     Meet-Point Billing arrangements between the Parties for jointly-provided Switched Exchange Access Services on Access Toll Connecting Trunks will be governed by the terms and conditions of the Agreement For Switched Access Meet Point Billing and shall be billed at each Party's applicable switched access rates.

7.0  TRANSPORTATION AND TERMINATION OF OTHER TYPES OF TRAFFIC

     7.1  Information Services Traffic

          7.1.1 Each Party shall route Information Service Traffic which originates on its own network to the appropriate information services platform(s) connected to the other Party's network over the Local/IntraLATA Trunks.

          7.1.2 The Party ("Originating Party") on whose network the Information Services Traffic originated shall provide an electronic file transfer or monthly magnetic tape containing recorded call detail information to the Party ("Terminating Party") to whose information platform the Information Services Traffic terminated.

          7.1.3 The Terminating Party shall provide to the Originating Party via electronic file transfer or magnetic tape all necessary information to rate the Information Services Traffic to the Originating Party's Customers pursuant to the Terminating Party's agreements with each information provider.

          7.1.4 The Originating Party shall bill and collect such information provider charges and remit the amounts collected to the Terminating Party less

          (a) The Information Services Billing and Collection fee set forth on the Pricing Schedule; and

          (b) An uncollectibles reserve calculated based on the uncollectibles reserve in the Terminating Party's billing and collection agreement with the applicable information provider; and

          (c)       Customer adjustments provided by the Originating Party.

The Originating Party shall provide to the Terminating Party sufficient information regarding uncollectibles and Customer adjustments. The Terminating Party shall pass through the adjustments to the information provider. Final resolution regarding all disputed adjustments shall be solely between the Originating Party and the information provider.

          7.1.5 Nothing in this Agreement shall restrict either Party from offering to its Exchange Service Customers the ability to block the completion of Information Service Traffic.

          7.1.6 Nothing in this Agreement shall restrict either Party from interconnecting directly with Information Service Providers and from acting as both the Originating Party and the Terminating Party.

     7.2  BLV/BLVI Traffic

          7.2.1 Busy Line Verification ("BLV") is performed when one Party's Customer requests assistance from the operator bureau to determine if the called line is in use, however, the operator bureau will not complete the call for the Customer initiating the BLV inquiry. Only one BLV attempt will be made per Customer operator bureau call, and a charge shall apply whether or not the called party releases the line.

          7.2.2 Busy Line Verification Interrupt ("BLVI") is performed when one Party's operator bureau interrupts a telephone call in progress after BLV has occurred. The operator bureau will interrupt the busy line and inform the called party that there is a call waiting. The operator bureau will only interrupt the call and will not complete the telephone call of the Customer initiating the BLVI request. The operator bureau will make only one BLVI attempt per Customer operator telephone call and the applicable charge applies whether or not the called party releases the line.

          7.2.3 Each Party's operator bureau shall accept BLV and BLVI inquiries from the operator bureau of the other Party in order to allow transparent provision of BLV/BLVI Traffic between the Parties' networks.

          7.2.4 Each Party shall route BLV/BLVI Traffic inquiries over separate direct trunks (and not the Local/IntraLATA Trunks) established between the Parties' respective operator bureaus. Unless otherwise mutually agreed, the Parties shall configure BLV/BLVI trunks over the Interconnection architecture defined in Section 4.0, consistent with the Grooming Plan. Each Party shall compensate the other Party for BLV/BLVI Traffic as set forth on the Pricing Schedule.

     7.3  Transit Service

          7.3.1 In addition to the Interconnection and other services provided to Focal by Ameritech under this Agreement that are required under the Act, Ameritech shall also provide Transit Service to Focal on the terms and conditions set forth in this Section 7.3.

          7.3.2 "Transit Service" means the delivery of certain traffic Focal and a third party LEC, ILEC or CMRS provider by Ameritech over the Local/IntraLATA Trunks. The following traffic types will be delivered (i) Local Traffic and IntraLATA Toll Traffic originated from Focal to such third party LEC, ILEC or CMRS provider and (ii) IntraLATA Toll Traffic originated from such third party LEC, ILEC or CMRS provider and terminated to Focal where Ameritech carries such traffic pursuant to the Commission's Primary Toll Carrier ("PTC") plan or other similar plan. Transit service is only provided at Ameritech's access Tandem.

          7.3.3 The Parties shall compensate each other for Transit Service as follows:

          (a) For Local Traffic and IntraLATA Toll Traffic originating from Focal that is delivered over the Transit Service ("Transit Traffic")

                    (1)    Focal shall

                           (A) Pay to Ameritech a Transit Service charge as set forth in the Pricing Schedule; and

                           (B) Reimburse Ameritech for any charges, including switched access charges, that a third party T Or,

                                IT PC or CMRS provider with whom Ameritech does not have a Transit Service agreement similar to that set forth in this Section imposes or levies on Ameritech for delivery or termination of any such Transit Traffic.

                    (2) Ameritech shall remit to Focal any access charges Ameritech receives from such third party LEC, IT PC or CMRS provider in connection with the delivery of such Transit Traffic.

          (b) For Local Traffic and IntraLATA Toll Traffic that is to be terminated to Focal from a third party T Or, ALEC or CMRS provider (i) that is not subject to PTC arrangements (regardless of whether Ameritech is the PTC) and (ii) Ameritech has a transiting arrangement with such third party LEC, ALEC or CMRS provider which authorizes Ameritech to deliver such traffic to Focal (bother Party Transit Agreements), then Ameritech shall deliver such Local Traffic and IntraLATA Toll Traffic to Focal in accordance with the terms and conditions of such Other Party Transit Agreement and such third party T Or, ILEC or CMRS provider (and not Focal) shall be responsible to pay Ameritech the applicable Transit Service charge.

          (c) For IntraLATA Toll Traffic is subject to a PTC arrangement and where Ameritech is the PTC, Ameritech shall deliver such IntraLATA Toll Traffic to or from Focal in accordance with the terms and conditions of such PTC arrangement.

          7.3.4 While the Parties agree that it is the responsibility of each third party LEC, ILEC or CMRS provider to enter into arrangements to deliver Local Traffic and IntraLATA Toll Traffic to Focal, they acknowledge that such arrangements are not currently in place and an interim arrangement is necessary to ensure traffic completion. Accordingly, until the earlier of (i) the date on which either Party has entered into an arrangement with such third party LEC, ILEC or CMRS provider-to deliver Local Traffic and IntraLATA Toll Traffic to Focal or (ii) one hundred eighty (180) days after the earliest Interconnection Activation Date, Ameritech will provide Focal with Transit Service. However, if the aforementioned arrangements are not entered into by such one hundred eighty (180) days, and subject to any Applicable Laws, either Party may block such Local and IntraLATA Toll Traffic delivered to Focal from the originating third party LEC, ILEC or CMRS provider.

          7.3.5 Ameritech expects that all networks involved in transit traffic will deliver each call to each involved network with CCIS and the appropriate Transactional Capabilities Application Part ("TCAP") message to facilitate full interoperability and billing functions and, to the extent such CCIS and TCAP messages are delivered by the originating third party LEC, IT FC or CMRS provider, Ameritech will deliver such information to the terminating third party LEC, ARC or CMRS provider. In all cases, Focal is responsible to follow the Exchange Message Record ("EMR") standard and exchange records with both Ameritech and the terminating LEC, ILEC or CMRS provider to facilitate the billing process to the originating network.

8.0  GROOMING PLAN AND INSTALLATION, MAINTENANCE, TESTING AND REPAIR.

     8.1 Grooming Plan. On or before _____________, 1996, Focal and Ameritech shall jointly develop a grooming plan (the "Grooming Plan") which shall define and detail, inter alia,

          (a) standards to ensure that Interconnection trunk groups experience a grade of service, availability and quality which is comparable to that achieved on interoffice trunks within Ameritech's network and in accord with all appropriate relevant industry-accepted quality, reliability and availability standards;

          (b) the respective duties and responsibilities of the Parties with respect to the administration and maintenance of the trunk groups, including but not limited to standards and procedures for notification and discoveries of trunk disconnects;

          (c)       maintenance of the SONET transmission system;

          (d)       disaster recovery provision escalations; and

          (e)       such other matters as the Parties may agree.

     8.2 Operation and Maintenance. Each Party shall be solely responsible for the installation, operation and maintenance of equipment and facilities provided by it for Interconnection, subject to compatibility and cooperative testing and monitoring and the specific operation and maintenance provisions for equipment and facilities used to provide Interconnection. Operation and maintenance of equipment in Virtual Collocation shall be governed by applicable tariff.

     8.3 Installation, Maintenance, Testing and Repair. Ameritech's standard intervals for Feature Group D Exchange Access Services will be used for Interconnection as specified in the Ameritech Dedicated and Switched Common Service Switched Access and Exchange Interval Guide, AM-TR-F-000066. Focal shall meet the same intervals for comparable installations, maintenance, joint testing, and repair of its facilities and services associated with or used in conjunction with Interconnection or shall notify Ameritech of its inability to do so and will negotiate such intervals in good faith.

9.0  UNBUNDLED ACCESS--SECTION 251(c)(3).

     9.1  Local Loop Transmission Types

     Subject to Section 9.4, Ameritech shall allow Focal to access the following Loop types (in addition to those Loops available under applicable tariffs) unbundled from local switching and local transport in accordance with the terms and conditions set forth in this Section 9.1

          9.1.1 "2-Wire Analog Voice Grade Loops" or "Analog 2W" which support analog transmission of 300-3000-Hz, repeat loop start, loop reverse battery, or ground start seizure and disconnect in one direction (toward the End Office Switch), and repeat ringing in the other direction (toward the Customer). Analog 2W include Loops sufficient for the provision of PBX trunks, pay telephone lines and electronic key system lines. Analog 2W will be provided in accordance with the specifications, interfaces, and parameters described in Technical Reference AM TR-TMO-000122, Ameritech Unbundled Analog Loops;

          9.1.2 "4-Wire Analog Voice Grade Loops" or "Analog 4W" which support transmission of voice grade signals using separate transmit and receive paths and terminate in a 4-wire electrical interface. Analog 4W will be provided in accordance with the specifications, interfaces, and parameters described in Technical Reference AM TR-TMO 000122, Ameritech Unbundled Analog Loops;

          9.1.3 "2-Wire ISDN Digital Grade Links or "BRI ISDN. which support digital transmission of two 64 kbps bearer channels and one 16 kbps data channel. BRI ISDN is a 2B+D Basic Rate Interface-Integrated Services Digital Network (BRI-ISDN) Loop which will meet national ISDN standards and conform to Technical Reference AM-TR-TMO-000123, Ameritech Unbundled Digital Loops (including ISDN).

          9.1.4 "2-Wire ADS1-Compatible Loop. or "ADS1 2W" is a transmission path which facilitates the transmission of up to a 6 Mbps digital signal downstream (toward the Customer) and up to a 640 kpbs digital signal upstream (away from the Customer) while simultaneously carrying an analog voice signal. An ADS1-2W is provided over a 2-Wire non-loaded twisted copper pair provisioned using revised resistance design guidelines and meeting ANSI Standard T1.413-1995-007R2. An ADS1-2W terminates in a 2-wire electrical interface at the Customer premises and at the Ameritech Central Office frame. ADS1 technology can only be deployed over Loops which extend less than 18K ft. from Ameritech's Central Office. ADS1 compatible Loops are only available where existing copper facilities can meet the ANSI T1.413-1995 007R2 specifications.

          9.1.5 "2-Wire HDS1-Compatible Loop" or "HDS1 2W" is a transmission path which facilitates the transmission of a 768 kbps digital signal over a 2-Wire non-loaded twisted copper pair meeting the specifications in ANSI.T1E1 Committee Technical Report Number 28. HDS1 compatible Loops are available only where existing copper facilities can meet the T1E1 Technical Report Number 28 specifications.

          9.1.6 "4-Wire HDS1-Compatible Loop" or "HDS1 4W" is a transmission path which facilitates the transmission of a 1.544 Mbps digital signal over two 2-Wire non-loaded twisted copper pairs meeting the specifications in ANSI T1E1 Committee Technical Report Number 28. HDS1 compatible Loops are available only where existing copper facilities can meet the T1E1 Technical Report Number 28 specifications.

          9.1.7 Focal may procure Loops from Ameritech either (i) at the rates set forth in the Pricing Schedule and on the terms and conditions specified herein or (ii) at the rates and on terms and conditions set forth in the applicable tariffs.

     9.2  Port Types and Unbundled Switching

     Ameritech shall make available to Focal unbundled Ports and unbundled switching in accordance with the terms and conditions of and at the rates specified in applicable state tariffs.

     9.3    Private Lines and Special Access

     Ameritech shall make available to Focal private lines and special access services in accordance with the terms and conditions of and at the rates specified in applicable tariffs.

     9.4  Limitations on Unbundled Access

          9.4.1 Ameritech shall only be Squired to make available Loops and Ports where such Loops and Ports are available.

          9.4.2 Focal shall access Ameritech's unbundled Network Elements at the Ameritech Wire Center where those elements exist and each Loop or Port shall be delivered to Focal by means of a cross connection which in the case of Loops, is included in the rates set forth in the Pricing Schedule.

          9.4.3 Ameritech shall provide Focal access to its unbundled Loops at each of Ameritech's Wire Centers. In addition, if Focal Quests one or more Loops serviced by Integrated Digital Loop Carrier or Remote Switching technology deployed as a Loop concentrator, Ameritech shall, where available, move the requested Loop(s) to a spare, existing physical Loop at no charge to Focal. If, however, no spare physical Loop is available, Ameritech shall within forty-eight
(48) hours of Focal's request notify Focal of the lack of available facilities. Focal may then at its discretion make a Bona Fide Request for Ameritech to provide the unbundled Loop through the demultiplexing of the integrated digitized Loop(s). Focal may also make a Bona Fide Request for access to unbundled Loops at the Loop concentration site point. Notwithstanding anything to the contrary in this Agreement, the provisioning intervals set forth in Section 9.6 and the Performance Interval Dates and Performance Criteria set forth in Section 26.1 shall not apply to unbundled Loops provided under this Section 9.4.4.

          9.4.4 If Focal orders a Loop type and the distance requested on such Loop exceeds the transmission characteristics as referenced in the corresponding Technical Reference specified below, distance extensions may be required and additional rates and charges shall apply as set forth on the Pricing Schedule.

================================================================================
Loop Type                      Technical Reference/Limitation
--------------------------------------------------------------------------------
Electronic Key Line            2.5 miles
--------------------------------------------------------------------------------
ISDN                           Bellcore TAR 000393
--------------------------------------------------------------------------------
HDS1 2W                        T1E1 Technical Report Number 28
--------------------------------------------------------------------------------
HDS1 4W                        T1E1 Technical Report Number 28
--------------------------------------------------------------------------------
ADS1 2W                        ANSI T1.413-1995 Specification
================================================================================

          9.4.5 Prior to submitting an order for a Network Element, Focal shall deliver to Ameritech a representation of authorization in the form set forth on
Schedule 9.4.5.

     9.5  Availability of Other Network Elements on an Unbundled Basis

          9.5.1 Ameritech shall, upon request of Focal, and to the extent technically feasible, provide to Focal access to its Network Elements for the provision of Focal Telecommunications Service. Any request by Focal for access to an Ameritech Network Element that is not already available at the time of such request shall be treated as a Bona Fide Request.

          9.5.2 A Network Element obtained by one Party from the other Party under this Section 9.5 may be used in combination with the facilities of the requesting Party only to provide a Telecommunications Service, including obtaining billing and collection, transmission, and routing of the Telecommunications Service.

          9.5.3 Notwithstanding anything to the contrary in this Section 9.5, a Party shall not be required to provide a proprietary Network Element to the other Party under this Section 9.5 except as required by the Commission or FCC.

     9.6  Provisioning of Unbundled Loops

     The following coordination procedures shall apply for conversions of "live" Telephone Exchange Services to unbundled Network Elements

            9.6.1 Focal shall request unbundled Loops from Ameritech by delivering to Ameritech a valid electronic transmittal Service Order (a "Service Order") using the Ameritech electronic ordering system (as defined in the Unbundling Product Guide) or another mutually agreed upon system. Within forty-eight (48) hours of Ameritech's receipt of a Service Order, Ameritech shall provide Focal the firm order commitment ("FOC") date according to the applicable Performance Interval Dates set forth in Section 26.1 by which the Loop(s) covered by such Service Order will be installed.

            9.6.2 Ameritech agrees to coordinate with Focal at least forty-eight hours prior to the due date a scheduled conversion date and time (the "Scheduled Conversion Time") in the "A.M." (1200 midnight to 1200 noon) or "P.M." (1200 noon to 1200 midnight) (as applicable, the "Conversion Window).

            9.6.3 Ameritech shall test for Focal dial-tone ("Dial Tone Test") on Focal's Virtual Collocation-digital Loop carrier during a window not greater than forty-eight (48) hours but not less than eight (8) hours prior to the Scheduled Conversion Time (or New Scheduled Time as applicable). Ameritech shall perform the Dial Tone Test on Focal's Virtual Collocated digital Loop carrier at no charge until June 1, 1997. Thereafter, Focal may request Ameritech to perform such Dial Tone Test on a time and materials basis at Ameritech's then current rates. Ameritech shall not perform any Dial Tone Test on any Focal Physically Collocated digital Loop carrier.

            9.6.4 Not less than one hour prior to the Scheduled Conversion Time, either Party may contact the other Party and unilaterally designate a new Scheduled Conversion Time (the "New Conversion Time"). If the New Conversion Time is within the Conversion Window, no charges shall be assessed on or waived by either Party. If, however, the New Conversion Time is outside of the Conversion Window, the Party requesting such New Conversion Time shall be subject to the following:

            If Ameritech requests the New Conversion Time, the applicable Line Connection Charge shall be waived; and

            If Focal requests the New Conversion Time, Focal shall be assessed a Line Connection Charge in addition to the Line Connection Charge that will be incurred for the New Conversion Time.

            9.6.5 Except as otherwise agreed by the Parties for a specific conversion, the Parties agree that the time interval expected from disconnection of "live" Telephone

Exchange Service to the connection of an unbundled Network Element at the Focal Collocation interface point will be sixty (60) minutes or less. If a conversion interval exceeds sixty (60) minutes and such delay is caused solely by Ameritech (and not by a contributing Delaying Event (as defined in Section 26.4)), Ameritech shall waive the applicable Line Connection Charge for such element. If Focal has ordered INP with the installation of a Loop, Ameritech will coordinate the implementation of INP with the Loop conversion during the sixty (60) minute interval at no additional charge.

            9.6.6 If Focal requests or approves an Ameritech technician to perform services in excess of or not otherwise contemplated by the Line Connection Service, Ameritech may charge Focal for any additional and reasonable labor charges to perform such services.

     9.7    Maintenance of Unbundled Network Elements

     If (i) Focal reports to Ameritech a Customer trouble, (ii) Focal requests a dispatch, (iii) Ameritech dispatches a technician, and (iv) such trouble was not caused by Ameritech's facilities or equipment, then Focal shall pay Ameritech a trip charge of $51.00 per trouble dispatch and time charges of $21.00 per quarter hour.

10.0 RESALE--SECTIONS 251(c)(4) and 251(b)(1).

     10.1   Availability of Wholesale Rates for Resale

     Ameritech shall offer to Focal for resale at wholesale rates its local exchange telecommunications services, as described in Section 251(c)(4) of the Am, pursuant to the terms and conditions or a separately negotiated agreement between the Parties.

     10.2   Availability of Retail Rates for Resale

     Each Party shall make available its Telecommunications Services for resale at retail rates to the other Party in accordance with Section 251(b)(1) of the Act.

     11.0   NOTICE OF CHANGES--SECTION 251(c)(5).

     If a Party makes a change in its network which it believes will materially affect the inter-operability of its network with the other Party, the Party making the change shall provide at least ninety (90) days advance written notice of such change to the other Party or within such other time period as determined by the FCC or the Commission and their respective rules and regulations.

     12.0   COLLOCATION--SECTION 251(c)(6).

            12.1 Ameritech shall provide to Focal Physical Collocation of equipment necessary for Interconnection (pursuant to Section 4.0) or for access to unbundled Network Elements (pursuant to Section 9.0), except that Ameritech may provide for Virtual Collocation if Ameritech demonstrates to the Commission that Physical Collocation is not practical for technical reasons or because of space limitations, as provided in Section 251(c)(6) of the Act. Ameritech shall provide such Collocation for the purpose of Interconnection or access to unbundled Network Elements.

            12.2 Although not required to do so by Section 251(c)(6) of the Act, by this Agreement, Focal agrees to provide to Ameritech upon Ameritech's Bona Fide Request by Ameritech, Collocation (at Focal's option either Physical or Virtual) of equipment for purposes of Interconnection (pursuant to Section 4.0) on a non-discriminatory basis and at comparable rates, terms and conditions as Focal may provide to other third parties. Focal shall provide such Collocation subject to applicable tariffs or contracts.

            12.3 For both Physical Collocation and Virtual Collocation, the Collocating Party shall provide its own alternative transport facilities and terminate those transport facilities in equipment located in its Physical Collocation space at the Housing Party's premises as described in applicable tariffs or contracts and purchase Cross Connection to services or facilities as described in applicable tariffs or contracts.

            12.4 The Collocating Party may collocate any type of equipment used for Interconnection or access to unbundled Network Elements, including the following types of equipment

            (a)     OLTM equipment;

            (b)     multiplexers;

            (c)     Digital Cross-Connect Panels;

            (d)     Optical Cross-Connect Panels;

            (e) Digital Loop Carrier (utilizing transmission capabilities only);

            (f)     Data voice equipment; and

            (g) any other transmission equipment collocated as of August 1, 1996 necessary to terminate basic transmission facilities pursuant to 47C.F.R. (S)(S) 64.1401 and 64.1402.

A Collocating Party shall not be permitted to collocate switching equipment or other equipment used to provide enhanced services or to facilitate bobbing architectures.

     12.5 Upon written request to the Housing Party, Collocating Party shall be permitted to Interconnect its network with that of another collocating Telecommunications Carrier at the Housing Party's Premises by connecting its collocated equipment to the collocated equipment of the Other Telecommunications Carrier via a Cross-Connection; provided that (i) the collocated equipment is also used for Interconnection with the Housing Party or for access to the Housing Party's unbundled Network Elements and (ii) if required by the Housing Party, such Housing Party provides the connection between the equipment in the collocated spaces via a Cross-connection as described in such Housing Party's applicable tariffs.

     12.6 A Collocating Party may subcontract the construction of its Physical Collocation space with contractors approved by the Housing Party, which approval shall not be unreasonably withheld.

     SECTION 251(b) PROVISIONS

13.0 NUMBER PORTABILITY -- SECTION 251(b)(2).

     13.1   Scope

            13.1.1 The Parties shall provide Number Portability on a reciprocal basis to each other to the extent technically feasible, and in accordance with rules and regulations as from time to time prescribed by the FCC and/or the Commission.

            13.1.2 Until Number Portability is implemented by the industry pursuant to regulations issued by the FCC or the Commission, the Parties agree to provide Interim Telecommunications Number Portability ("BLIMP") to each other in accordance with Section 271(c)(2)(B)(xi) of the Act through remote call forwarding, direct inward dialing and NXX migration.

            13.1.3 Once Number Portability is implemented pursuant to FCC or Commission regulation, either Party may withdraw, at any time and at its sole discretion, its INP offerings, subject to advance notice to the other Party and coordination to allow the seamless and transparent conversion of INP Customer numbers to Number Portability. Upon implementation of Number Portability pursuant to FCC regulation, both Parties agree to conform and provide such Number Portability.

            13.1.4 Neither Party shall be required to provide Number Portability for non-geographic services (e.g., 500 and 900 NPAs, 976 NXX number services and coin telephone numbers) under this Agreement.

     13.2   Procedures for Providing INP Through Remote Call Forwarding

     Focal and Ameritech will provide INP through Remote Call Forwarding as follows:

            13.2.1 If a Telephone Exchange Service Customer of one Party ("Party A") elects to become a Customer of the other Party ("Party B"), such a Customer may elect to utilize the original telephone number(s) corresponding to the Telephone Exchange Service(s) it previously received from Party A, in conjunction with the Telephone Exchange Service(s) it will now receive from Party B. Provided that Party A has on file a representation of authorization in the form set forth in Schedule 9.4.5 and has issued an associated service order to Party A to assign the number to Party B. Party A will implement an arrangement whereby all calls to the original telephone number(s) will be forwarded to a new telephone number(s) designated by Party B. Party A will route the forwarded traffic to Party B over the appropriate Local/IntraLATA Trunks as if the call had originated on Party A's network.

            13.2.2 Party B will become the customer of record for the original Party A's telephone numbers subject to the INP arrangements. Party A shall use its reasonable efforts to consolidate into as few billing statements as possible for all collect, calling card, and 3rd-number billed calls associated with those numbers, with sub-account detail by retained number. At Party B's sole discretion, such billing statement shall be delivered to Party B in an agreed-upon format via either electronic file transfer, daily magnetic tape, or monthly magnetic tape.

            13.2.3 Party A will update its Line Information Database ("LIDB") listings for returned numbers, and restrict or cancel calling cards associated with those forwarded numbers as directed by Party B.

            13.2.4 Within two (2) business days of receiving notification from the Customer, Party B shall notify Party A of the Customer's termination of service with Party B. and shall further notify Party A as to that Customer's instructions regarding its telephone number(s). Party A will reinstate service to that Customer, cancel the INP arrangements for that Customer's telephone number(s), or redirect the INP arrangement to another INP-participating-LEC pursuant to the Customer's instructions at that time.

     13.3   Procedures for Providing IMP Through Direct Inward Dial

     Upon request, Ameritech shall provide to Focal Interim Number Portability via Direct Inward Dial Trunks pursuant to applicable tariffs.

     13.4   Procedures for Providing INP Through Now Migration

     Where either Party has activated an entire NXX for a single Customer, or activated a substantial portion of an Now for a single Customer with the remaining numbers in that NXX either reserved for future use or otherwise unused, if such Customer chooses to receive service from the other Party, the first Party shall cooperate with the second Party to have the entire NXX reassigned in the LERG (and associated industry databases, routing tables, etc.) to an End Office operated by the second Party. Such transfer will be accomplished with appropriate coordination between the Parties and subject to appropriate industry lead-times for movements of NXXs from one switch to another.

     13.5  Receipt of Terminating Compensation on Traffic to INP'ed Numbers

     The Parties agree that under IMP terminating compensation on calls to INP'ed numbers should be received by each Customer's chosen LEC as if each call to the Customer had been originally addressed by the caller to a telephone number bearing an NPA-N directly assigned to the Customer's chosen LEC. In order to accomplish this objective where INP is employed, the Parties shall utilize the process set forth in this Section 13.5 whereby terminating compensation on calls subject to INP will be passed from the Party (the "Performing Party") which performs the INP to the other Party (the "Receiving Party") for whose Customer the INP is provided.

          13.5.1 The Parties shall individually and collectively track and quantify INP traffic between their networks based on the CPN of each call by identifying CPNs which are INP'ed numbers. The Receiving Party shall charge the Performing Party for each minute of INP traffic at the INP Traffic Rate specified in Section 13.5.3 in lieu of any other compensation charges for terminating such traffic.

          13.5.2 By the Interconnection Activation Date in each LATA, the Parties shall jointly estimate for the prospective year, based on historic data of all traffic in the LATA, the percentages of such traffic that if dialed to telephone numbers bearing NPA-NXXs directly assigned to a Receiving Party (as opposed to the INP'ed number) would have been subject to (i) Reciprocal Compensation ("Recip Traffic"), (ii) intrastate FGD charges ("Intra Traffic"),
(iii) interstate FGD charges ("Inter Traffic"), or (iv) handling as Local Traffic under transiting arrangements between the Parties ("Transit Traffic"). On the date which is six (6) months after the Interconnection Activation Date, and thereafter on each succeeding six month anniversary of such Interconnection Activation Date, the Parties shall establish new INP traffic percentages to be applied in the prospective six (6) month period, based on actual INP traffic percentages from the preceding six (6) month period.

          13.5.3  The INP Traffic Rate shall be equal to the sum of

          (Recip Traffic percentage times the Reciprocal Compensation Rate set forth in the Pricing Schedule) (Intra Traffic percentage times Ameritech's effective intrastate FGD rates) PILL (Inter Traffic percentage times Ameritech's effective interstate FGD rates).

A rate of zero shall be applied to the Transit Traffic percentage on the assumption that some portion of such Transit Traffic would otherwise be subject to other compensation arrangements and to account for a reasonable level of uncollectibles on terminating compensation. Interstate and intrastate FGD rates shall be calculated utilizing the effective interstate and intrastate carrier common line (CCL) rates, residual interconnection charge (RIC) rate elements, local switching (LS) rate elements, one-half the local transport termination (LTT) rate elements, and one-half the local transport facility (LTF) rate elements (assuming a five (5) mile
LII).

     13.6  Pricing For Interim Number Portability

     Each Party shall comply with the methodology (including recordkeeping) established by the FCC or the Commission with respect to such Party's recovery in a competitively neutral manner of its costs to provide Interim Number Portability. To the extent permitted by the FCC or the Commission, such costs shall include a Party's costs to deliver calls between the other Party's Customers via Number Portability.

14.0  DIALING PARITY--SECTION 251(b)(3).

     The Parties shall provide Local Dialing Parity to each other as required under Section 251(b)(3) of the Act.

15.0  DIRECTORY LISTINGS--SECTION 251(b)(3).

     15.1  White Pages Directory Listings

     Ameritech's white pages directory publisher (Directory) shall include Focal's Customer Listings and Resale Listings in its White Pages Directories under the following terms and conditions:

          15.1.1 Publisher will publish the Primary Listing of Focal's Customers and resale Customers located within the geographic scope of Publisher's directories at no charge.

          15.1.2 Listings of Focal's Customers and resale Customers will be interfiled with listings of subscribers of Ameritech and other LCCs serving the same geographic area where such listings are included within a directory.

          15.1.3 Upon reasonable request, Publisher shall provide Focal with copies of such listings prior to publication in such form and format as may be mutually agreed to by the Parties. Both Parties shall use their best efforts to ensure the accurate listing of such information.

          15.1.4 Publisher must receive all Focal's Customer Listings and Resale Listings prior to the service order close date for the directory in which those listings are to appear. Publisher will provide Focal with appropriate service order close dates within thirty (30) days of this information becoming available.

          15.1.5 Publisher may include, at no charge, Focal Customer Listings and Resale Listings in other directories published by Publisher or its affiliate.

          15.1.6 Nothing in this Agreement shall restrict Ameritech's Publisher's authority as publisher of the directories from altering the geographic scope, directory life, headings, content or format of the directories.

     15.2  Listing and Listing Dates

     Focal will provide Customer Listings and Listing Updates to Publisher on a non-exclusive basis as follows

          15.2.1 Focal shall provide its Customer Listings to Publisher in a form and format acceptable to Publisher.

          15.2.2 Within one business day of installation, disconnection or other change in service (including change of non-listed or non-published status) affecting the directory assistance database or the directory listing of a Customer, Focal shall provide Listing Updates to Publisher in a form and format acceptable to Publisher.

          15.2.3 Focal will cooperate with Publisher to develop a cost-effective, mutually satisfactory, mechanized or electronic process for the provision of Focal's Listing Updates to Publisher. Mechanization shall be completed within six (6) months.

          15.2.4 Publisher may sell or license the use of Customer Listings, Resale Listings or Listing Updates to third parties without the prior written consent of Focal, provided, however, that Publisher will not

               15.2.4.1 disclose non-listed name and address information to any third party except as may be necessary to undertake delivery of directories, or to perform other services contemplated under this Agreement;

               15.2.4.2 disclose to any third party the identity of a Customer's or resale Customer's LEC;

               15.2.4.3 sell or license such Customer listing information sorted by carrier.

          15.2.5 Focal shall provide its Resale Listings for inclusion in White Pages Directories to Ameritech as part of Focal's purchase of Resale Local Exchange Service in a form and format as may be required by Ameritech.

16.0  ACCESS TO RIGHTS-OF-WAY--SECTION 251(b)(4).

     Each Party shall provide the other Party access to the poles, ducts, rights-of-way and conduits it owns or controls on terms, conditions and prices comparable to those offered to any other entity pursuant to each Party's applicable tariffs and/or standard agreements.

17.0  DATABASE ACCESS.

     In accordance with Section 271 of the Act, Ameritech shall provide Focal with interfaces to access Ameritech's databases and associated signaling necessary for the routing and completion of Focal's traffic. Access to such databases, and the appropriate interfaces, shall be made available to Focal via a Bona Fide Request.

18.0  REFERRAL ANNOUNCEMENT.

     When a Customer changes its service provider from Ameritech to Focal, or from Focal to Ameritech, and does not retain its original telephone number, the Party formerly providing service to such Customer shall provide a referral announcement ("Referral Announcement") on the abandoned telephone number which provides details on the Customer's new number. Referral Announcements shall be provided reciprocally, free of charge to either the other Party or the Customer, for a period of not less than four (4) months after the date the Customer changes its telephone number in the case of business Customers and not less than sixty (60) days after the date the Customer changes its telephone number in the case of residential Customers. However, if either Party provides Referral Announcements for a period longer than the above respective periods when its Customers change their telephone numbers, such Party shall provide the same level of service to Customers of the other Party.

19.0  OTHER SERVICES.

     Focal and Ameritech provide other services to each other as required under the Act pursuant to the following Agreements

     (a) Agreement by and between Focal Communications Corporation and Ameritech for Enhanced 9-1-1 Service, dated October 28, 1996; and

     (b)    Directory Assistance Services Agreement dated October 26, 1998.

GENERAL PROVISIONS

20.0  GENERAL RESPONSIBILITIES OF THE PARTIES.

     20.1 Each of Ameritech and Focal shall use its best efforts to comply with the Implementation Schedule.

     20.2 The Parties shall exchange technical descriptions and forecasts of their Interconnection and traffic requirements in sufficient detail necessary to establish the Interconnections required to assure traffic completion to and from all Customers in their respective designated service areas. Focal, for the purpose of ubiquitous connectivity, network diversity and alternate routing, shall connect to at least one Tandem Office Switch for the receipt/completion of traffic to any Ameritech End Office Switches.

     20.3 Thirty (30) days after the Effective Date and each month during the term of this Agreement, each Party shall provide the other Party with a rolling, six (6) calendar month, nonbinding forecast of its traffic and volume requirements for the services and Network Elements provided under this Agreement in the form and in such detail as agreed by the Parties. Notwithstanding Section 29.6.1, the Parties agree that each forecast provided under this Section 20.3 shall be deemed "Proprietary Information" under Section 29.6.

     20.4 Any Party that is required pursuant to this Agreement to provide a forecast (the "Forecast Provider") or the Party that is entitled pursuant to this Agreement to receive a forecast (the "Forecast Recipient") with respect to traffic and volume requirements for the services and Network Elements provided under this Agreement may request in addition to non-binding forecasts required by Section 20.3 that the other Party enter into negotiations to establish a forecast (a "Binding Forecast") that commits such Forecast Provider to purchase, and such Forecast Recipient to provide, a specified volume to be utilized as set forth in such Binding Forecast. The Forecast Provider and Forecast Recipient shall negotiate the terms of such Binding Forecast in good faith and shall include in such Binding Forecast provisions regarding price, quantity, liability for failure to perform under a Binding Forecast and any other terms desired by such Forecast Provider and Forecast Recipient. Notwithstanding Section 28.6.1, the Parties agree that each forecast provided under this Section 20.4 shall be deemed "Proprietary Information" under Section 28.6.

     20.5 Each Party is individually responsible to provide facilities within its network which are necessary for routing, transporting, measuring, and billing traffic from the other Party's network and for delivering such traffic to the other Party's network in the standard format compatible with Ameritech's network and to terminate the traffic it receives in that standard format to the proper address on its network. Such facility shall be designed based upon the description and forecasts provided under Sections 20.2 and 20.3 above. The Parties are each solely responsible for participation in and compliance with national network plans, including The National Network Security Plan and The Emergency Preparedness Plan.

     20.6 Each Party may use reasonable protective network traffic management controls such as 7-digit and 10-digit code gaps on traffic toward the other Party's network, when required to protect the public switched network from congestion due to facility failures, switch congestion or failure or focused overload. Each Party shall immediately notify the other Party of any protective control action planned or executed. Both Parties shall use commercially reasonable efforts to alleviate points in their respective Networks which cause such congestion.

     20.7 Where the capability exists, originating or terminating traffic reroutes may be implemented by either Party to temporarily relieve network congestion due to facility failures or abnormal calling patterns. Reroutes shall not be used to circumvent normal trunk servicing. Expansive controls shall be used only when mutually agreed to by the Parties.

     20.8 The Parties shall cooperate and share pre-planning information regarding cross network call-ins expected to generate large or focused temporary increases in call volumes, to prevent or mitigate the impact of these events on the public switched network.

     20.9 Neither Party shall use any service related to or using any of the services provided in this Agreement in any maimer that interferes with third parties in the use of their service, prevents third parties from using their service, impairs the quality of service to other carriers or to either Party's Customers; causes electrical hazards to either Party's personnel, damage to either Party's equipment or malfunction of either Party's billing equipment (individually and collectively, a "Network Harm"). If a Network Harm shall occur or if a Party reasonably determines that a Network Harm is imminent, such Party shall, where practicable, notify the other Party that temporary discontinuance or refusal of service may be required; provided, however, wherever prior notice is not practicable, such Party may temporarily discontinue or refuse service forthwith, if such action is reasonable under the circumstances. In case of such temporary discontinuance or refusal, such Party shall:

            (a) Promptly notify the other Party of such temporary discontinuance or refusal;

            (b) Afford the other Party the opportunity to correct the situation which gave rise to such temporary discontinuance or refusal; and

            (c) Inform the other Party of its right to bring a complaint to the Commission or FCC.

     20.10 Each Party is solely responsible for the services it provides to its Customers and to other Telecommunications Carriers.

     20.11 The Parties shall work cooperatively to minimize fraud associated with third-number billed calls, calling card calls, and any other services related to this Agreement.

     20.12 Each Party is responsible for administering NXX codes assigned to it.

     20.13 Each Party is responsible for obtaining Local Exchange Routing Guide ("LERG") listings of CLLI codes assigned to its switches.

     20.14 Each Party shall use the LERG published by Bellcore or its successor for obtaining routing information and shall provide all required information to Bellcore for maintaining the LERG in a timely manner.

     20.15 Each Party shall program and update its own Central Office Switches and End Office switches and network systems to recognize and route traffic to and from the other Party's assigned Now codes. Except as mutually agreed or as otherwise expressly defined in this Agreement, neither Party shall impose any fees or charges on the other Party for such activities.

     20.16 At all times during the term of this Agreement, each Party shall keep and maintain in force at each Party's expense all insurance required by law (e.g., workers' compensation insurance) as well as general liability insurance for personal injury or death to any one person, property damage resulting from any one incident, automobile liability with coverage for bodily injury for property damage. Upon request from the other Party, each Party shall provide to the other Party evidence of such insurance (which may be provided through a program of self insurance).

     20.17 In addition to its indemnity obligations under Section 25.3, each Party shall provide, in its tariffs and contracts with its Customers that relate to any Telecommunications Service or Network Element provided or contemplated under this Agreement, that in no case shall such Party or any of its agents, contractors or others retained by such parties be liable to any Customer or third party for (i) any Loss relating to or arising out of this Agreement, whether in contract or tort, that exceeds the amount such Party would have charged the applicable Customer for the service(s) or function(s) that gave rise to such Loss, and (id) any Consequential Damages (as defined in Section 25.4 below).

     20.18 Each Party is responsible for obtaining two-way transport facilities sufficient to handle traffic between its network and the other Party's network. Each Party may provide the facilities itself, order them through a third party, or order them from the other Party.

     20.19 Each Party is responsible for requesting Interconnection to the other Party's Common Channel Interoffice Signaling ("CCIS") network, where SS7 signaling on the trunk group(s) is desired. Each Party shall connect to a pair of access STPs in each LATA where traffic will be exchanged or shall arrange for signaling connectivity through a third party provider which is connected to the other Party's signaling network. The Parties shall establish Interconnection at the STP, and other points, as necessary and as jointly agreed to by the Parties.

21.0 TERM AND TERMINATION

     21.1 The initial term of this Agreement shall be three (3) years (the "Term") which shall commence on the Effective Date. Absent the receipt by one Party of written notice from the other Party at least sixty (60) days prior to the expiration of the Term to the effect that such Party does not intend to extend the Term of this Agreement, this Agreement shall automatically renew and remain in full force and effect on and after the expiration of the Term until terminated by either Party pursuant to Section 21.3.

     21.2 Either Party may terminate this Agreement in the event that the other Party (i) fails to pay any amount when due hereunder (excluding Disputed Amounts pursuant to Section 29.11) and fails to cure such nonpayment within sixty (60) days after receipt of written notice thereof; or (ii) fails to perform any other material obligation required to be performed by it pursuant to this Agreement and fails to cure such material nonperformance within forty-five
(45) days after written notice thereof.

     21.3 If pursuant to Section 21.1 this Agreement continues in full force and effect after the expiration of the Term, either Party may terminate this Agreement ninety (90) days after delivering written notice to the other Party of its intention to terminate this Agreement. Neither Party shall have any liability to the other Party for termination of this Agreement pursuant to this
Section 21.3 other than to pay to the other Party any amounts owed under this Agreement.

     21.4 Upon termination or expiration of this Agreement in accordance with this Section 21.0

            (a) each Party shall comply immediately with its obligations set forth in Section 29.6.3;

            (b) each Party shall continue to perform its obligations and provide the services as described herein until such time as a successor agreement between the Parties is entered into; provided, however, that the Parties shall renegotiate the rates, fees and charges contained herein; and

            (c) each Party shall promptly pay all amounts (including any late payment charges) owed under this Agreement.

     21.5 Except as set forth in Section 27.5, no remedy set forth in this Agreement is intended to be exclusive and each and every remedy shall be cumulative and in addition to any other rights or remedies now or hereafter existing under applicable law or otherwise.

22.0 DISCLAIMER OF REPRESENTATIONS AND WARRANTS.

     EXCEPT AS EXPRESSLY PROVIDED UNDER THIS AGREEMENT, NO PARTY MAKES OR RECEIVES ANY WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES, FUNCTIONS AND PRODUCTS IT PROVIDES UNDER OR CONTEMPLATED BY THIS AGREEMENT AND THE PARTIES DISCLAIM THE PLED WARRANT OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE.

23.0 CANCELLATION CHARGES.

     Except as provided in Sections 9.6.4 and 20.4 and pursuant to a Bona Fide Request, or as otherwise provided in any applicable tariff or contract referenced herein, no cancellation charges shall apply.

24.0 NON-SEVERABILITY.

     24.1 The services, arrangements, Interconnection, Network Elements, terms and conditions of this Agreement were mutually negotiated by the Parties as a total arrangement and are intended to tee non-severable, subject only to Section
29.14 of this Agreement.

     24.2 Nothing in this Agreement shall be construed as requiring or permitting either Party to contravene any mandatory requirement of federal or state law, or any regulations or orders adopted pursuant to such law.

25.0 INDEMNIFICATION.

     25.1 Each Party shall be responsible only for service(s) and facility(ies) which are provided by that Party, its authorized agents, subcontractors, or others retained by such parties, and neither Party shall bear any responsibility for the services and facilities provided by the other Party, its agents, subcontractors, or others retained by such parties.

     25.2 Except as otherwise provided in Sections 25.3, 25.4 and 26.2, and to the extent not prohibited by law and not otherwise controlled by tariff, each Party (the "Indemnifying Party") shall defend and indemnify the other Party (the "Indemnified Party") and hold such Indemnified Party harmless against any Loss to a third party arising out of the negligence or willful misconduct by such Indemnifying Party, its agents, its Customers, contractors, or others retained by such parties, in connection with its provision of services or functions under this Agreement.

     25.3 In the case of any Loss alleged or made by a Customer of either Party, the Party ("Indemnifying Party") whose Customer alleged or made such Loss shall defend and indemnify the other Party (the "Indemnified Party") and hold such Indemnified Party harmless against any or all of such Loss alleged by each and every Customer.

     25.4 Each Party ("Indemnified Party") shall be indemnified, defended and held harmless by the other Party ("Indemnifying Party") against any Loss arising from such Indemnifying Party's use of services offered under this Agreement, involving:

            (1) Claims for libel, slander, invasion of privacy, or infringement of copyright arising from the Indemnifying Party's own communications or the communications of such Indemnifying Party's Customers; or

            (2) Claims for patent, trademark, copyright infringement or other infringement of intellectual property rights, arising from the Indemnifying Party's acts combining or using the service furnished by the Indemnified Party in connection with facilities or equipment furnished by the Indemnifying Party or its Customers, agents, subcontractors or others retained by such parties.

     25.5 The Indemnifying Party agrees to defend any suit brought against the Indemnified Party for any Loss identified in this Section 25.0. The Indemnified Party agrees to notify the Indemnifying Party promptly in writing of any written claims, lawsuits, or demand for which such Indemnifying Party is or may be responsible and of which the Indemnified Party has knowledge and to cooperate in every reasonable way to facilitate defense or settlement of claims. The Indemnifying Party shall have the exclusive right to control and conduct the defense and settlement of any such actions or claims subject to consultation with the Indemnified Party. The Indemnifying Party shall not be liable for any settlement by the Indemnified Party unless such Indemnifying Party has approved such settlement in advance and agrees to be bound by the agreement incorporating such settlement.

26.0 LIMITATION OF LIABILITY.

     26.1 Except as otherwise provided in Section 25.0, no Party shall be liable to the other Party for any Loss, defect or equipment failure caused by the conduct of the other Party, the other Party's agents, servants, contractors or others acting in aid or concert with the other Party.

     26.2 Except for Losses alleged or made by a Customer of either Party, in the case of any Loss arising from the negligence or willful misconduct of both Parties, each Party shall bear, arid its obligations under this Section 26.0 shall be limited to, that portion (as mutually agreed to by the Parties) of the resulting expense caused by its (including that of its agents, servants, contractors or others acting in aid or concert with it) negligence or willful misconduct.

     26.3 Except for indemnity obligations under Sections 25.2 and 25.4, each Party's liability to the other Party for any Loss relating to or arising out of any negligent act or omission in its performance of this Agreement, whether in contract or in tort, shall be limited to the total amount that is or would have been charged to the other Party by such negligent or breaching Party for the service(s) or function(s) not performed or improperly performed.

     26.4 In no event shall either Party have any liability whatsoever to the other Party for any indirect, special, consequential, incidental or punitive damages, including but not limited to loss of anticipated profits or revenue or other economic loss in connection with or arising from anything said, omitted or done hereunder (collectively, "Consequential Damages"), even if the other Party has been advised of the possibility of such damages; provided, that the foregoing shall not limit a Party's obligation under Section 25.2 to indemnify, defend and hold the other Party harmless against any amounts payable to a third party, including any losses, costs, fines, penalties, criminal or civil judgments or settlements, expenses (including attorneys' fees) and Consequential Damages of such third party.

27.0 LIQUIDATED DAMAGES FOR SPECIFIED ACTIVITIES.

     27.1 Certain Definitions. When used in this Section 27.0, the following terms shall have the meanings indicated

            27.1.1 "Specified Performance Breach" means the failure by Ameritech to meet the Performance Criteria for any Specified Activity for a period of three (3) consecutive calendar months.

            27.1.2  "Specified Activity" means any of the following activities

            (i) the installation by Ameritech of unbundled Loops for Focal ("Unbundled Loop Installation");

            (ii) Ameritech's provision of Interim Telecommunications Number Portability ("INP Provisioning"); or

            (iii) the repair of out of service problems for Focal ("Out of Service Repairs").

            27.1.3 "Performance Criteria" means, with respect to each calendar month during the term of this Agreement, the performance by Ameritech during such month of each Specified Activity shown below within the time interval shown in at least eighty percent (80%) of the covered instances:

=============================================================================================
SPECIFIED ACTIVITY                              PERFORMANCE INTERVAL
(i) Unbundled Loop Installation
---------------------------------------------------------------------------------------------
1-10 Loops per Service Order                    5 days from Ameritech's Receipt of valid
                                                Service Order
---------------------------------------------------------------------------------------------
11-20 Loops per Service Order                   10 days from Ameritech's Receipt of valid
                                                Service Order
---------------------------------------------------------------------------------------------
21 Loops per Service Order  to be Negotiated
---------------------------------------------------------------------------------------------
(ii) INP Provisioning                           5 days from Ameritech's Receipt of valid
1-10 Numbers per Service Order                  Service Order
---------------------------------------------------------------------------------------------
11-20 Numbers per Service Order                 10 days from Ameritech's Receipt of valid
                                                Service Order
---------------------------------------------------------------------------------------------
21 + Numbers per Service Order                  to be Negotiated
---------------------------------------------------------------------------------------------
(iii) Out-of-Service Repairs                    Less than 24 hours from Ameritech's Receipt
                                                of Notification of Out-of Service Condition
=============================================================================================

            27.1.4 The Performance Criteria shall be calculated on a calendar-month basis as follows

            (a)     Unbundled Loop Installation and INP Provisioning

                    Total Number of Service Orders Completed within applicable Performance Interval Date x 100 Total Number of Service Orders Received

            (b)     Out-of-Service Repairs

                    Number of Out-of-Service Repairs Restored within Performance Interval Date x 100 Total Number of Out-of-Service Repairs per month

     27.2 Specified Performance Breach. In recognition of the (1) loss of Customer opportunities, revenues and goodwill which Focal might sustain in the event of a Specified Performance Breach; (2) the uncertainty, in the event of such a Specified Performance Breach, of Focal having available to it customer opportunities similar to those opportunities currently available to Focal; and
(3) the difficulty of accurately ascertaining the amount of damages Focal would sustain in the event of such a Specified Performance Breach, Ameritech agrees to pay Focal, subject to Section 27.4 below, damages as set forth in Section 27.3 below in the event of the occurrence of a Specified Performance Breach.

     27.3 Liquidated Damages. The damages payable by Ameritech to Focal as a result of a Specified Performance Breach shall be $75,000 for each Specified Performance Breach (collectively, the "Liquidated Damages"). Focal and Ameritech agree and acknowledge that (a) the Liquidated Damages are not a penalty and have been determined based upon the facts and circumstances of Focal and Ameritech at the time of the negotiation and entering into of this Agreement, with due regard given to the performance expectations of each Party; (b) the Liquidated Damages constitute a reasonable approximation of the damages Focal would sustain if its damages were readily ascertainable; and (c) Focal-shall not be required to provide any proof of the Liquidated Damages.

     27.4 Limitations. In no event shall Ameritech be liable to pay the Liquidated Damages if Ameritech's failure to meet or exceed any of the Performance Criteria is caused, directly or indirectly, by a Delaying Event. A "Delaying Event" means (a) a failure by Focal to perform any of its obligations set forth in this Agreement (including, without limitation, the Implementation Schedule and the Grooming Plan), (b) any delay, act or failure to act by a Customer, agent or subcontractor of Focal or (c) any Force Majeure Event. If a Delaying Event (it prevents Ameritech from performing a Specified Activity, then such Specified Activity shall be excluded from the calculation of Ameritech's compliance with the Performance Criteria, or (ii) only suspends Ameritech's ability to timely perform the Specified Activity, the applicable time frame in which Ameritech's compliance with the Performance Criteria is measured shall be extended on an hour-for-hour or day-for-day basis, as applicable, equal to the duration of the Delaying Event.

     27.5 Sole Remedy. The Liquidated Damages shall be the sole and exclusive remedy of Focal under this Agreement for Ameritech's breach of the Performance Criteria and a Specified Performance Breach as described in this Section 27.0.

     27.6 Records. Ameritech shall maintain complete and accurate records, on a monthly basis, of its performance under this Agreement of each Specified Activity and its compliance with the Performance Criteria. Ameritech shall provide to Focal such records in a self-reporting format on a monthly basis. Notwithstanding Section 29.6.1, the Parties agree that such records shall be deemed "Proprietary Information" under Section 29.6.

28.0 REGULATORY APPROVAL.

     The Parties understand and agree that this Agreement will be filed with the Commission and may thereafter be filed with the FCC. The Parties covenant and agree that this Agreement is satisfactory to them as an agreement under Section 251 of the Act. Each Party covenants and agrees to fully support approval of this Agreement by the Commission or the FCC under Section 252 of the Act without modification. The Parties, however, reserve the right to seek regulatory relief and otherwise seek redress from each other regarding performance and implementation of this Agreement. In the event the Commission rejects any portion of this Agreement, the Parties agree to meet and negotiate in good faith to arrive at a mutually acceptable modification of the rejected portion. The Parties acknowledge that nothing in this Agreement shall limit a Party's ability, independent of such Party's agreement to support and participate in the approval of this Agreement, to assert public policy issues relating to the Act.

29.0 MISCELLANEOUS.

     29.1   Authorization.

            29.1.1 Ameritech Services, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Ameritech Information Industry Services, a division of Ameritech Services, Inc., has full power and authority to execute and deliver this Agreement and to perform the obligations hereunder on-behalf of Ameritech Illinois.

            29.1.2 Focal is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

     29.2 Compliance. Each Party shall comply with all applicable federal, state, and local laws, rules, and regulations applicable to its performance under this Agreement.

     29.3 Compliance with the Communications Law Enforcement Act of 1994 ("CALEA"). Each Party represents and warrants that any equipment, facilities or services provided to the other Party under this Agreement comply with CALEA. Each Party shall indemnify and hold the other Party harmless from any and all penalties imposed upon the other Party for such noncompliance and shall at the non-compliant Party's sole cost and expense, modify or replace any equipment, facilities or services provided to the other Party under this Agreement to ensure that such equipment, facilities and services fully comply with CALEA.

     29.4 Independent Contractor. Each Party shall perform services hereunder as an independent contractor and nothing herein shall be construed as creating any other relationship between the Parties. Each Party and each Party's contractor shall be solely responsible for the withholding or payment of all applicable federal, state and local income taxes, social security taxes and other payroll taxes with respect to their employees, as well as any taxes, contributions or other obligations imposed by applicable state unemployment or workers' compensation acts. Each Party has sole authority and responsibility to hire, fire and otherwise control its employees.

     29.5 Force Majeure. Neither Party shall be liable for any delay or failure in performance of any part of this Agreement from any cause beyond its control and without its fault or negligence including, without limitation, acts of nature, acts of civil or military authority, government regulations, embargoes, epidemics, terrorist acts, riots, insurrections, Foss, explosions, earthquakes, nuclear accidents, floods, work stoppages, equipment failure, power blackouts, volcanic action, other major environmental disturbances, unusually severe weather conditions, inability to secure products or services of other persons or transportation facilities or acts or omissions of transportation carriers (individually or collectively, a "Force Majeure Event").

     29.6   Confidentiality.

            29.6.1 Any information such as specifications, drawings, sketches, business information, forecasts, models, samples, data, computer programs and other software and documentation of one Party (a "Disclosing Party") that is furnished or made available or otherwise disclosed to the other Party or any of its employees, contractors, agents or Affiliates (its "Representatives" and with a Party, a "Receiving Party") pursuant to this Agreement ("Proprietary Information") shall be deemed the property of the Disclosing Party. Proprietary Information, if written, shall be marked "Confidential" or "Proprietary" or by other similar notice, and, if oral or visual, shall be confirmed in writing as confidential by the Disclosing Party to the Receiving Party within ten (10) days after disclosure. Unless Proprietary Information was previously known by the Receiving Party free of any obligation to keep it confidential, or has been or is subsequently made public by an act not attributable to the Receiving Party, or is explicitly agreed in writing not to be regarded as confidential, it (a) shall be held in confidence by each Receiving Party; (b) shall be disclosed to only those Representatives who have a need for it in connection with the provision of services required to fulfill this Agreement and shall be used only for such purposes; and (c) may be used for other purposes only upon such terms and conditions as may be mutually agreed to in advance of use in writing by the Parties. Notwithstanding the foregoing sentence, a Receiving Party shall be entitled to disclose or provide Proprietary Information as required by any governmental authority or applicable law only in accordance with
Section 29.6.2.

          29.6.2 If any Receiving Party is required by any governmental authority or by applicable law to disclose any Proprietary Information, then such Receiving Party shall provide the Disclosing Party with written notice of such requirement as soon as possible and prior to such disclosure. The Disclosing Party may then either seek appropriate protective relief from all or part of such requirement or, if it fails to successfully do so, it shall be deemed to have waived the Receiving Party's compliance with Section 29.6 with respect to all or part of such requirement. The Receiving Party shall use all commercially reasonable efforts to cooperate with the Disclosing Party in attempting to obtain any protective relief which such Disclosing Party chooses to obtain.

          29.6.3 In the event of the expiration or termination of this Agreement for any reason whatsoever, each Party shall return to the other Party or destroy all Proprietary Information and other documents, work papers and other material (including all copies thereof) obtained from the other Party in connection with this Agreement and shall use all reasonable efforts, including instructing its employees and others who have had access to such information, to keep confidential and not to use any such information, unless such information is now, or is hereafter disclosed, through no act, omission or fault of such Party, in any manner making it available to the general public.

     29.7 Governing Law. For all claims under this Agreement that are based upon issues within the jurisdiction (primary or otherwise) of the FCC, the exclusive jurisdiction and remedy for all such claims shall be provided for by the FCC and the Act. For all claims under this Agreement that are based upon issues within the jurisdiction (primary or otherwise) of the Commission, the exclusive jurisdiction for all such claims shall be with such Commission, and the exclusive remedy for such claims shall be as provided for by such Commission. In all other respects, this Agreement shall be governed by the domestic laws of the State of Illinois without reference to conflict of law provisions.

     29.8 Taxes. Each Party purchasing services hereunder shall pay or otherwise be responsible for all federal, or local sales, use, excise, gross receipts, transaction or similar taxes, fees or surcharges levied against or upon such purchasing Party (or the providing Party when such providing Party is permitted to pass along to the purchasing Party such taxes, fees or surcharges), except for any tax on either Party's corporate existence, status or income. Whenever possible, these amounts shall be billed as a separate item on the invoice. To the extent a sale is claimed to be for resale tax exemption, the purchasing Party shall furnish the providing Party a proper resale tax exemption certificate as authorized or required by statute or regulation by the jurisdiction providing said resale tax exemption. Failure to timely provide said resale tax exemption certificate will result in no exemption being available to the purchasing Party.

     29.9 Non-Assignment. Neither Party may assign or transfer (whether by operation of law or otherwise) this Agreement (or any rights or obligations hereunder) to a third party without the prior written consent of the other Party; provided that each Party may assign this Agreement to a corporate Affiliate or an entity under its common control or an entity acquiring all or substantially all of its assets or equity by providing prior written notice to the other Party of such assignment or transfer. Any attempted assignment or transfer that is not permitted is void ab initio. Without limiting the generality of the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the Parties' respective successors and assigns.

     29.10 Non-Waiver. Failure of either Party to insist on performance of any term or condition of this Agreement or to exercise any right or privilege hereunder shall not be construed as a continuing or future waiver of such term, condition, right or privilege.

     29.11  Disputed Amounts.

            29.11.1 If any portion of an amount due to a Party (the "Billing Party") under this Agreement is subject to a bona fide dispute between the Parties, the Party billed (the "Non-Paying Party-) shall within sixty (60) days of its receipt of the invoice containing such disputed amount give notice to the Billing Party of the amounts it disputes ("Disputed Amounts") and include in such notice the specific details and reasons for disputing each item. The Non-Paying Party shall pay when due (i) all undisputed amounts to the Billing Party and (ii) all Disputed Amounts into an interest bearing escrow account with a third party escrow agent mutually agreed upon by the Parties.

            29.11.2 If the Parties are unable to resolve the issues related to the Disputed Amounts in the normal course of business within sixty (60) days after delivery to the Billing Party of notice of the Disputed Amounts, each of the Parties shall appoint a designated representative who has authority to settle the dispute and who is at a higher level of management than the persons with direct responsibility for administration of this Agreement. The designated representatives shall meet as often as they reasonably deem necessary in order to discuss the dispute and negotiate in good faith in an effort to resolve such dispute. The specific format for such discussions will be left to the discretion of the designated representatives, however all reasonable requests for relevant information made by one Party to the other Party shall be honored.

            29.11.3 If the Parties are unable to resolve issues related to the Disputed Amounts within forty-five (45) days after the Parties' appointment of designated representatives pursuant to Section 29.11.2, then either Party may file a complaint with the Commission to resolve such issues or proceed with any other remedy pursuant to law or equity. The Commission or the FCC may direct release of any or all funds (including any accrued interest) in the escrow account, plus applicable late fees, to be paid to either Party.

            29.11.4   The Parties agree that all negotiations pursuant to this
Section 29.11 shall remain confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

            29.11.5 Any undisputed amounts not paid when due shall accrue interest from the date such amounts were due at the lesser of (i) one and one-half percent (1-1/2 %) per month or (ii) the highest rate of interest that may be charged under applicable law.

     29.12 Notices. Notices given by one Party to the other Party under this Agreement shall be in writing and shall be (a) delivered personally, (b) delivered by express delivery service, (c) mailed, certified mail or first class U.S. mail postage prepaid, return receipt requested or (d) delivered by telecopy to the following addresses of the Parties:

            To Focal

            Focal Communications Corporation
            300 West Washington Street
            Suite 1408
            Chicago, IL 60606
            Attn:  Executive Vice President and Chief Operating Officer
            Facsimile:  312/578-8403

            To Ameritech:

            Ameritech Information Industry Services
            350 North Orleans, Floor 3
            Chicago, IL 60654
            Attn:  Vice President - Network Providers
            Facsimile 312/335-2927

            with a copy to

            Ameritech Information Industry Services
            350 North Orleans, Floor 3
            Chicago, IL 60654
            Attn:  Vice President and General Counsel
            Facsimile (312) 595-1504

or to such other address as either Party shall designate by proper notice. Notices will be deemed given as of the earlier of (i) the date of actual receipt, (ii) the next business day when notice is sent via express mail or personal delivery, (id) three (3) days after mailing in the case of first class or certified U.S. mail or (iv) on the date set forth on the confirmation in the case of telecopy.

     29.13 Publicity and Use of Trademarks or Service Marks. Neither Party nor its subcontractors or agents shall use the other Party's trademarks, service marks, logos or other proprietary trade dress in any advertising, press releases, publicity matters or other promotional materials without such Party's prior written consent.

     29.14 Section 242(i) Obligations. If either Party enters into an agreement (the "Other Agreement") approved by the Commission pursuant to Section 252 of the Act which provides for the provision of any Interconnection, service or Network Element arrangement covered in this Agreement to another requesting Telecommunications Carrier, including itself or its Affiliate, such Party shall make available to the other Party such arrangements upon the same rates, terms and conditions as those provided in the Other Agreement. At its sole option, the other Party may avail itself of either (i) the Other Agreement in its entirety or (ii) the prices, terms and conditions of the Other Agreement that directly relate to any of the following duties as a whole

     (1) Interconnection - Section 251(c)(2) of the Act (Sections 4.0 and 5.0 of this Agreement); or

     (2) Exchange Access - Section 251(c)(2) of the Act (Section 6.0 of this Agreement); or

     (3) Unbundled Access - Section 251(c)(3) of the Act (Section 9.0 of this Agreement) (loops); or

     (4) Unbundled Access - Section 251 (c)(3) of the Act (Section 9.0 of this Agreement) (ports); or

     (5) Resale - Section 251(c)(4) of the Act (Section 10.0 of this Agreement); or

     (6) Collocation - Section 251(c)(6) of the Act (Section 12.0 of this Agreement); or

     (7) Number Portability - Section 251(b)(2) of the Act (Section 13.0 of this Agreement); or

     (8) Directory Listing - Section 251(b)(3) of the Act (Section 15.0 of this Agreement), or

     (9) Access to Rights of Way - Section 251(b)(4) of the Act (Section 17.0 of this Agreement).

     29.15 Jolt Work Product. This Agreement is the joint work product of the Parties and has been negotiated by the Parties and their respective counsel and shall be fairly interpreted in accordance with its terms and, in the event of any ambiguities, no inferences shall be drawn against either Party.

     29.16 No Third Party Beneficiaries; Disclaimer of Agency. This Agreement is for the sole benefit of the Parties and their permitted assigns, and nothing herein express or implied shall create or be construed to create any third-party beneficiary rights hereunder. Except for provisions herein expressly authorizing a Party to act for another, nothing in this Agreement shall constitute a Party as a legal representative or agent of the other Party, nor shall a Party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name or on behalf of the other Party unless otherwise expressly-permitted by such other Party. Except as otherwise expressly provided in this Agreement, no Party undertakes to perform any obligation of the other Party, whether regulatory or contractual, or to assume any responsibility for the management of the other Party's business.

     29.17 No License. No license under patents, copyrights or any other intellectual property right (other than the limited license to use consistent with the terms, conditions and restrictions of this Agreement) is granted by either Party or shall be implied or arise by estoppel with respect to any transactions contemplated under this Agreement.

     29.18 Technology Upgrades. Nothing in this Agreement shall limit Ameritech's ability to upgrade its network through the incorporation of new equipment, new software or otherwise. Ameritech shall provide Focal written notice at least ninety (90) days prior to the incorporation of any such upgrades in Ameritech's network which will materially impact Focal's service. Focal shall be solely responsible for the cost and effort of accommodating such changes in its own network.

     29.19 Survival. The Parties' obligations under this Agreement which by their nature are intended to continue beyond the termination or expiration of this Agreement shall survive the termination or expiration of this Agreement, including without limitation, Sections 21.4, 22.0, 23.0, 25.0, 26.0, 29.3, 29.6,
29.11, 29.13 and 29.17.

     29.20 Scope of Agreement. This Agreement is intended to describe and enable specific Interconnection and access to unbundled Network Elements and compensation arrangements between the Parties. This Agreement does not obligate either Party to provide arrangements not specifically provided herein.

     29.21 Entire Agreement. The terms contained in this Agreement and any Schedules, Exhibits, tariffs and other documents or instruments referred to herein, which are incorporated into this Agreement by this reference, constitute the entire agreement between the Parties with respect to the subject matter hereof, superseding all prior understandings, proposals and other communications, oral or written. Neither Party shall be bound by any preprinted terms additional to or different from those in this Agreement that may appear subsequently in the other Party's form documents, purchase orders, quotations, acknowledgments, invoices or other communications. This Agreement may only be modified by a writing signed by an officer of each Party.

     IN WITNESS-WHEREOF, the Parties hereto have caused this Agreement to be executed as of this 28th day of October, 1996.

FOCAL COMMUNICATIONS CORPORATION      AMERITECH INFORMATION INDUSTRY SERVICES,
                                      A DIVISION OF AMERITECH SERVICES, INC., ON
                                      BEHALF OF AMERITECH ILLINOIS



By:  /s/ John R. Barnicle             By:  /s/ Neil E. Cox
     --------------------                 ----------------
Printed:  John R. Barnicle            Printed:  Neil E. Cox
         -----------------                     ------------
Title:  Executive Vice President      Title:  President
       -------------------------             ----------

                                  SCHEDULE 3.0

                            IMPLEMENTATION SCHEDULE


LATA          Ameritech             Focal                 Interconnection
              Interconnection       Interconnection       Activation Date
              Wire Center           Wire Center
              (AIWC)                (FIWC)

Chicago       Wabash Tandem
              CHCGILWB12T

                          PRICING SCHEDULE -- ILLINOIS

I.    Reciprocal Compensation

      Rate = $0.009 per minute

II.   Information Services Billing & Collection

      Fee = $0.03 per massage

III.  BLV/BL\1 Traffic

Rate  =  $0.90 per Busy Line Verification
         $1.10 per Busy Line Verification Interrupt
         (in addition to $0.90 for Busy Line Verification)

IV.   Transiting

      Rate = $0.002 per minute

V.    Unbundled Network Elements

      A.   Unbundled Loop Rates

                                           Monthly Rates
           Loop Type                        Access Area

                                       A       B       C
           Analog 2W                   $ 6.95  $11.10  $13.60
           Analog 4W                   $13.90  $22.20  $27.20
           ADS1 2W/HDS1 2W             $ 6.95  $11.10  $13.60
           ADS1 4W/HDS1 4W             $13.90  $22.20  $27.20
           BRI ISDN                    $ 6.95  $11.10  $13.60
           PBX Ground Start Coin       $ 6.95  $11.60  $14.10
           Coin                        $ 6.95  $11.60  $14.10
           Electronic Key Line         $ 6.95  $11.60  $14.10

----------------------

* Common Line Charges and cross-connection charges are included in the referenced Loop rates.

/1/ "Access Area" is as defined in Ameritech's applicable tariffs for business and residential Exchange Line Services.

B.   Non-Recurring Charges

     1.   Unbundled Loops

          ======================================================================
          Date of Acceptance
          of Service Order    Service Order Charge/2/  Line Connection Charge/3/
          ----------------------------------------------------------------------
          Prior to 6/1/97              $30                        $50
          ----------------------------------------------------------------------
          On or after 6/1/97           $30                        $50
          ======================================================================

C.   Additional Loop Conditioning Charges/4/

          =====================================================
          Loop Type              Additional Charges per Loop
          -----------------------------------------------------
          Electronic Key Line    Rates based on cost
          -----------------------------------------------------
          ISDN                   $22.50 per month per Loop
          -----------------------------------------------------
          HDSL 2W                Rates based on cost
          -----------------------------------------------------
          HDSL 4W                Rates based on cost
          -----------------------------------------------------
          ADSL 2W                Rates based on cost
          =====================================================

------------------

/2/ The Service Order Charge is a per occasion charge applicable to any number of Loops ordered for the same location and same Customer account.

/3/  The Line Connection Charge applies to each Loop purchase.

/4/ The Additional Loop Conditioning Charges are only applicable if the distance required on an ordered Loop exceeds such Loop's transmission characteristics as set forth in Section 9.4.5.

                                 SCHEDULE 9.4.5

                    FORM OF REPRESENTATION OF AUTHORIZATION

     [Focal/Ameritech] hereby represents to [Ameritech/Focal], for purposes of obtaining a Customer's Customer Proprietary Network Information ("CPNI") or for placing an order to change or establish a Customer's service, that it is a duly certificated LEC and that it is authorized to obtain CPNI and to place orders for Telephone Exchange Service for its Customers upon the terms and conditions contained herein.

1. With respect to requests for CPNI regarding prospective Customers of [Focal Ameritech], [Focal Ameritech] acknowledges that it must obtain written or electronic authorization in the form of a signed letter, tape-recorded conversation, password verification, or other means ("Documentation of Authorization") which explicitly authorizes [Focal/Ameritech] to have access to the prospective Customer's CPNI. The Documentation of Authorization must be made by the prospective Customer or the prospective Customer's authorized representative. In order to obtain the CPNI of the prospective Customer, [Focal/Ameritech] must submit to [Ameritech/Focal] the Documentation of Authorization. If [Focal Ameritech] cannot provide Documentation of Authorization, [Ameritech/Focal] cannot provide CPNI to [Focal/Ameritech].

2. [Ameritech/Focal] will only disclose CPNI to agents of [Focal/Ameritech] identified in the Documentation of Authorization.

3. If [Focal Ameritech] has already obtained Documentation of Authorization for the Customer to place an order for Telephone Exchange Service for the Customer, [Focal Ameritech] need not submit Documentation of Authorization to obtain the Customer's CPNI.

4. With respect to placing a service order for Telephone Exchange Service for a Customer, [Focal/Ameritech] acknowledges that it must obtain Documentation of Authorization which explicitly authorizes [Focal/Ameritech] to provide Telephone Exchange Service to such Customer. The Documentation of Authorization must be made by the prospective Customer or Customer's authorized representative. [Focal Ameritech] need not submit the Document of Authorization to process a service order. However, [Focal/Ameritech] hereby represents that it will not submit a service order to [Ameritech/Focal] unless it has obtained appropriate Documentation of Authorization from the prospective Customer and has such Documentation of Authorization in its possession.

5. The Documentation of Authorization must clearly and accurately identify Focal Ameritech and the prospective Customer.

6. [Focal/Ameritech] shall retain all Documentation of Authorization in its files for as long as [Focal/Ameritech] provides Telephone Exchange Service to the Customer, or for as long as [Focal/Ameritech] makes requests for information on behalf of the Customer.

7. [Focal Ameritech] shall make Documentation of Authorization available for inspection by [Ameritech/Focal] during normal business hours. In addition, [Focal/Ameritech] shall provide Documentation of Authorization for Customers or prospective Customers to [Ameritech/Focal] upon request.

8. [Focal Ameritech] is responsible for, and shall hold [Ameritech/Focal] harmless from, any and all Losses (as defined in that certain Interconnection Agreement under Sections 251 and 252 of the Telecommunications Act of 1996 dated as of October 28th, 1996 by and between Ameritech Information Industry Services, a division of Ameritech Services, Inc. on behalf of Ameritech Illinois and Focal Communications Telecom Services (the "Interconnection Agreement") resulting from [Ameritech/Focal]'s reliance upon [Focal Ameritech]'s representations as to its authority to act on behalf of a Customer or prospective Customer in obtaining CPNI or placing a service order for Telephone Exchange Service.

9. If [Focal Ameritech] fails to abide by the procedures set forth herein, [Ameritech Focal] reserves the right to insist upon the submission of Documentation of Authorization for each Customer in connection with a request for a service order.

10. This Representation of Authorization shall commence on the date noted below and shall continue in effect until the termination or expiration of the Interconnection Agreement.

     Dated this 28th day of October, 1996.

                                    Focal Communications Corporation



                                    By:  /s/ John R. Barnicle
                                        ---------------------
                                    Name Printed:  John R. Barnicle
                                                  -----------------
                                    Its:  Executive Vice President
                                         -------------------------

                                   EXHIBIT A

                                BONAFIDE REQUEST

     1. Each Party shall promptly consider and analyze the submission of a Bona Fide Request that such Party provide Interconnection or, if Focal is the requesting Party, access to an unbundled Network Element, not otherwise provided hereunder by such Party at the time of such request or an Interconnection or Network Element that is superior or lesser in quality to that which such Party provides itself.

     2. A Bona Fide Request shall be submitted in writing and shall include a technical description of each requested Interconnection and/or Network Element.

     3. The requesting Party may cancel a Bona Fide Request at any time, but shall pay the other Party's reasonable and demonstrable costs of processing and/or implementing the Bona Fide Request up to the date of cancellation.

     4. Within ten (10) business days of its receipt, the receiving Party shall acknowledge receipt of the Bona Fide Request.

     5. Except under extraordinary circumstances, within thirty (30) days of its receipt of a Bona Fide Request, the receiving Party shall provide to the requesting Party a preliminary analysis of such Interconnection, Network Element or requested level of quality thereof that is the subject of the Bona Fide Request. The preliminary analysis shall confirm that the receiving Party will offer access to such Interconnection or Network Element or will provide a detailed explanation that access to such Interconnection or Network Element is not technically feasible and/or that the request does not qualify as an Interconnection or Network Element that is required to be provided under the Act.

     6. If the receiving Party determines that the Interconnection or Network Element that is the subject of the Bona Fide Request is technically feasible and otherwise qualifies under the Act, it shall promptly proceed with developing the Bona Fide Request upon receipt of written authorization from the requesting Party. When it receives such authorization, the receiving Party shall promptly develop the requested services, determine their availability, calculate the applicable prices and establish installation intervals.

     7. The Interconnection or Network Element that is the subject of the Bona Fide Request must be priced in accordance with 47 C.F.R. (S)(S) 51.501 through 51.515.

     8. As soon as feasible, but not more than ninety (90) days after its receipt of authorization to proceed with developing the Interconnection or Network Element that is the subject of the Bona Fide Request, the receiving Party shall provide to the requesting Party a Bona Fide Request quote which will include, at a minimum, a description of such Interconnection and/or Network Element, the availability, the applicable rates and the installation intervals.

     9. Within thirty (30) days of its receipt of the Bona Fide Request quote, the requesting Patty must Other confirm its order for such Interconnection or Network Element pursuant to the Bona Fide Request quote or, if it believes such quote is inconsistent with the Act, exercise its rights under Section 29.18.

     10. If a Party to a Bona Fide Request believes that the other Party is not requesting, negotiating or processing the Bona Fide Request in good faith, or disputes a determination, or price or cost quote, such Party may exercise its rights under Section 29.18.